CNL AMERICAN PROPERTIES FUND, INC.

                     Supplement No. 1, dated April 24, 1998
                      to Prospectus, dated January 26, 1998


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 26, 1998. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of March 2, 1998, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after March 2, 1998, will be reported in a subsequent Supplement.


                                  THE OFFERING

         Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including 59,177 shares ($591,765) issued pursuant to the Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced its 1997 Offering of up to 27,500,000 shares and upon completion of such offering on March 2, 1998, had received aggregate subscription proceeds of $251,872,648 (25,187,265 shares), including 187,265 shares ($1,872,648) issued pursuant to the Reinvestment Plan. Net offering proceeds to the Company from the Prior Offerings, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $361,100,000. As of March 2, 1998, the Company had invested or committed for investment approximately $282,900,000 of aggregate net proceeds in 250 Properties, in providing mortgage financing through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $78,200,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. It is anticipated that the Company will acquire a total of 670 to 730 Properties if the maximum number of Shares is sold in this offering (including approximately 320 to 360 Properties to be acquired with the proceeds of this offering and an additional approximately 100 to 120 Properties to be acquired with the remaining proceeds of the 1997 Offering).


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions."


                              CONFLICTS OF INTEREST

         As of March 2, 1998,  CNL American  Realty Fund,  Inc. and CNL Income &
Growth  Fund  VIII,   Ltd.  had   approximately   $12,475,000   and  $2,254,000,
respectively, available for investment.

                                    BUSINESS

GENERAL

         The table set forth below provides information with respect to certain Restaurant Chains in which the Company and Affiliates of the Company (consisting of 18 public partnerships and 8 private partnerships) and a listed public REIT (which was managed by an Affiliate through December 31, 1997, at which time such Affiliate merged with the REIT) had invested, as of December 31, 1997:

                                     Approximate             Aggregate
                                  Dollars Invested         Percentage of           Number of
Restaurant Chain                    by Affiliates        Dollars Invested       Prior Programs
----------------                    -------------        ----------------       --------------
Golden Corral                        $158,221,000               16.4%                 26
Burger King                           105,659,000               11.0%                 25
Jack in the Box                        97,713,000               10.1%                 15
Denny's                                91,365,000                9.5%                 20
Hardee's                               58,599,000                6.1%                 13
Boston Market                          53,732,000                5.6%                 11
IHOP                                   37,970,000                3.9%                  8
Shoney's                               37,240,000                3.9%                 13
Long John Silver's                     32,029,000                3.3%                  6
Wendy's                                31,499,000                3.3%                 16
TGI Friday's                           30,228,000                3.1%                  9
Darryl's                               22,296,000                2.3%                  4
Checkers                               21,263,000                2.2%                  7
Chevy's Fresh Mex                      16,313,000                1.7%                  6
Perkins                                16,311,000                1.7%                  9
Ground Round                           15,751,000                1.6%                  3
Pizza Hut                              15,578,000                1.6%                  8
Black-eyed Pea                         15,211,000                1.6%                  4
KFC                                    14,436,000                1.5%                 11
Popeyes                                10,589,000                1.1%                  9
Arby's                                 10,493,000                1.1%                  6
Taco Bell                               7,435,000                0.8%                  8
Tumbleweed Southwest
   Mesquite Grill & Bar                 6,402,000                0.7%                  1
Houlihan's                              4,741,000                0.5%                  1


COMPLETED INVESTMENTS

         As of March 2, 1998, the Company had invested or committed for investment approximately $282,900,000 of the net proceeds from the Prior Offerings in 250 Properties (185 Properties which consist of land and building, 44 Properties which consist of land only and 21 Properties which consist of building only), in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and to pay related acquisition fees and acquisition expenses. See "Certain Transactions." All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 5 to 25 years after the date on which each lease commenced.

         The following tables set forth information for the Properties owned by the Company as of March 2, 1998, including the number of Properties by Restaurant Chain and the number of Properties by state.

         Restaurant                                     Number of Properties
         ----------                                     --------------------

         Applebee's                                                2
         Arby's                                                   10
         Bennigan's                                                1
         Black-eyed Pea                                           18
         Boston Market                                            32
         Burger King                                               9
         Charley's Place                                           2
         Chevy's Fresh Mex                                         4
         Darryl's                                                 15
         Denny's                                                   4
         Einstein Bros. Bagels                                     2
         Golden Corral                                            30
         Ground Round                                             13
         Houlihan's                                                3
         IHOP                                                      8
         Jack in the Box                                          30
         KFC                                                       1
         Mr. Fable's                                               1
         On The Border                                             1
         Pizza Hut                                                44
         Popeyes                                                   1
         Ruby Tuesday's                                            1
         Ruth's Chris Steak House                                  1
         Ryan's Family Steak House                                 1
         Shoney's                                                  3
         TGI Friday's                                              1
         Tumbleweed Southwest Mesquite Grill & Bar                 7
         Wendy's                                                   5
                                                                ----

              Total                                              250
                                                                ====

         State                                  Number of Properties
         -----                                  --------------------

         Alabama                                           5
         Arizona                                           8
         California                                       23
         Colorado                                          5
         Connecticut                                       1
         Delaware                                          1
         Florida                                          14
         Georgia                                           2
         Idaho                                             1
         Illinois                                          5
         Indiana                                           5
         Iowa                                              5
         Kansas                                            3
         Kentucky                                          4
         Maryland                                          7
         Michigan                                          8
         Minnesota                                         3
         Missouri                                          7
         Nebraska                                          1
         Nevada                                            2
         New Jersey                                        2
         New Mexico                                        3
         New York                                          1
         North Carolina                                    9
         Ohio                                             37
         Oklahoma                                          6
         Oregon                                            3
         Pennsylvania                                      6
         Tennessee                                        15
         Texas                                            35
         Utah                                              1
         Virginia                                          8
         Washington                                        2
         West Virginia                                    10
         Wisconsin                                         2
                                                        ----

              Total                                      250
                                                        ====
PROPERTY ACQUISITIONS

         Between January 1, 1998 and March 2, 1998, the Company acquired six Properties consisting of land and building. These Properties are two Golden Corral Properties (one in each of Dubuque, Iowa; and Edmond, Oklahoma), two Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Clarksville and Hermitage, Tennessee), one Arby's Property (in Jacksonville, Florida) and one Jack in the Box Property (in Los Angeles, California).

         In connection with the purchase of these six Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in "Business - Description of Property Leases." In addition, in connection with the purchase of these Properties, which are to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The following table sets forth the location of the six Properties consisting of land and building, acquired by the Company from January 1, 1998 through March 2, 1998, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property. For information regarding the Properties acquired by the Company prior to January 1, 1998, see Exhibit B, Schedule III - Real Estate and Accumulated Depreciation attached.

                              PROPERTY ACQUISITIONS
                   From January 1, 1998 through March 2, 1998


                                                            Lease Expira-
Property Location and       Purchase           Date           tion and             Minimum                              Option
Competition                 Price (1)        Acquired     Renewal Options      Annual Rent (2)   Percentage Rent      To Purchase
-----------               ------------       --------     ----------------     ---------------   ---------------      -----------
Golden Corral (6)        $520,186          01/20/98       07/2013; four       10.75% of Total    for each lease      during the
(the  "Dubuque #2        (excluding                       five-year renewal   Cost (4)           year, 5% of the     first through
Property ")              development                      options                                amount by           seventh
Restaurant to be         costs) (3)                                                              which annual        lease years
constructed                                                                                      gross sales         and the
                                                                                                 exceed              tenth
The Dubuque #2                                                                                   $2,833,105 (5)      through
Property is located on                                                                                               fifteenth
the northeast corner of                                                                                              lease years
the intersection of                                                                                                  only
Northwest Arterial and
Chavenelle Road, in
Dubuque, Dubuque
County, Iowa, in an
area of mixed retail,
commercial, and
residential
development.


                                       -6-






Golden Corral (6)        $546,484          01/20/98       07/2013; four       10.75% of Total    for each lease      during the
(the  "Edmond            (excluding                       five-year renewal   Cost (4)           year, 5% of the     first through
Property ")              development                      options                                amount by           seventh
Restaurant to be         costs) (3)                                                              which annual        lease years
constructed                                                                                      gross sales         and the
                                                                                                 exceed              tenth
The Edmond Property                                                                              $2,776,470 (5)      through
is located on the                                                                                                    fifteenth
northwest corner of                                                                                                  lease years
Broadway Extension                                                                                                   only
and Comfort Drive, in
Edmond, Oklahoma
County, Oklahoma, in
an area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style and
casual dining restaurants
located in proximity to
the Edmond Property include
an Applebee's, a Chili's,
an Outback Steak House, a
Perkins, a Chick-Fil-A, a
Taco Bell, a McDonald's,
a Burger King, a Hardee's,
and several local restaurants.



                                                                -7-





                                                           Lease Expira-
Property Location and       Purchase          Date           tion and              Minimum                              Option
Competition                 Price (1)       Acquired      Renewal Options      Annual Rent (2)   Percentage Rent      To Purchase
-----------               ------------      --------      ---------------      ---------------   ----------------     -----------

Tumbleweed               $565,440          02/10/98     02/2018; two         11% of Total        for each lease      at any time
Southwest Mesquite       (excluding                     five-year renewal    Cost (4);           year, (i) 5% of     after the
   Grill & Bar (7)       development                    options              increases by 10%    annual gross        seventh
(the  "Clarksville       costs) (3)                                          after the fifth     sales  minus (ii)   lease year
Property ")                                                                  lease year and      the minimum
Restaurant to be                                                             after every five    annual rent for
constructed                                                                  years thereafter    such lease year
                                                                             during the lease
The Clarksville                                                              term
Property is located on
the northwest  corner
of  Wilma-Rudolph
Boulevard and SR
374, in Clarksville,
Montgomery County,
Tennessee, in an area
of mixed retail,
commercial, and
residential development.

Tumbleweed               $511,103          02/10/98     02/2018; two         11% of Total        for each lease      at any time
Southwest Mesquite       (excluding                     five-year renewal    Cost (4);           year, (i) 5% of     after the
   Grill & Bar (7)       development                    options              increases by 10%    annual gross        seventh
(the  "Hermitage         costs) (3)                                          after the fifth     sales minus (ii)    lease year
Property ")                                                                  lease year and      the minimum
Restaurant to be                                                             after every five    annual rent for
constructed                                                                  years thereafter    such lease year
                                                                             during the lease
The Hermitage                                                                term
Property is located on
the east side of Old
Hickory Boulevard, in
Hermitage, Davidson
County, Tennessee, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style
and casual dining
restaurants located in
proximity to the
Hermitage Property
include an Applebee's
and a Schlotzsky's
Deli.



                                                                -8-





                                                           Lease Expira-
Property Location and       Purchase          Date           tion and              Minimum                              Option
Competition                 Price (1)       Acquired      Renewal Options      Annual Rent (2)   Percentage Rent      To Purchase
-----------               ------------      --------      ---------------      ---------------   ---------------      -----------

Arby's                   $424,738          02/20/98     02/2018; two                 (8)               None          at any time
(the "Jacksonville      (excluding                     five-year renewal                                            after the
Property")              development                    options                                                      seventh
Restaurant to be         costs) (3)                                                                                  lease year
constructed

The Jacksonville Property
is    located    on   the
northwest    corner    of
DeBarry  Avenue and Wells
Road,  in   Jacksonville,
Clay County,  Florida, in
an area of mixed  retail,
commercial,           and
residential  development.
Other          fast-food,
family-style  and  casual
dining        restaurants
located in  proximity  to
the Jacksonville Property
include a Steak-n- Shake,
a  Chili's,   an  Outback
Steak  House,   a  Burger
King, a Ruby  Tuesday,  a
Tony Roma's,  and several
local restaurants.


     -9-






Jack in the Box          $1,380,250        02/23/98     02/2016; four        $134,574 (9);             None          at any time
(the  "Los Angeles #4    (3) (9)                        five-year renewal    increases by 8%                         after the
Property ")                                             options              after the fifth                         seventh
Restaurant to be                                                             lease year and                          lease year
constructed                                                                  after every five
                                                                             years thereafter
The Los Angeles #4                                                           during the lease
Property is located on                                                       term
the southeast corner of
Pico Boulevard and
Hoover Street, in Los
Angeles, Los Angeles
County, California, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style
and casual dining
restaurants located in
proximity to the Los
Angeles #4 Property
include a Wendy's, a
Domino's Pizza and
several local
restaurants.


-----------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the construction Properties acquired, once the buildings are constructed, is set forth below:

         Property                                Federal Tax Basis
         --------                                -----------------

         Dubuque #2 Property                            $1,074,000
         Edmond Property                                 1,012,000
         Clarksville Property                              926,000
         Hermitage Property                                926,000
         Jacksonville Property                             599,000
         Los Angeles #4 Property                           620,000

(2) For the Dubuque #2, Edmond, Clarksville, Hermitage and Jacksonville Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public or (for the Clarksville, Hermitage and Jacksonville Properties), (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Dubuque #2 and Edmond Properties, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Clarksville and Hermitage Properties, as described above, the tenant shall pay monthly interim rent equal to 11% per annum of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Jacksonville Property, as described above, the tenant shall pay interim rent equal to the product of 325 basis points over the "Applicable Treasury Rate" (US Treasuries with a maturity date of 20 years) multiplied by the amounts funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

         Property                   Estimated Maximum Cost        Estimated Final Completion Date
         --------                   ----------------------        -------------------------------
         Dubuque #2 Property              $1,647,329                         July 19, 1998
         Edmond Property                   1,616,169                         July 19, 1998
         Clarksville Property              1,488,802                         August 9, 1998
         Hermitage Property                1,432,291                         August 9, 1998
         Jacksonville Property             1,025,168                         August 19, 1998
         Los Angeles #4 Property           1,380,250                         August 22, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The lessee of the Dubuque #2 and Edmond Properties is the same unaffiliated lessee.

(7) The lessee of the Clarksville and Hermitage Properties is the same unaffiliated lessee.

(8) Initial minimum annual rent shall equal the rate which is in effect 15 business days prior to the commencement of the annual rent (2), multiplied by the amounts funded by the Company in connection with the purchase and construction of the Property. Minimum annual rent shall be adjusted upward at the end of each 36 month period after the Company's closing on the property by the lower of (i) 4.14% of the minimum annual rent or (ii) an amount equal to the product obtained by multiplying the Consumer Price Index by three.

(9) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

PENDING INVESTMENTS

         As of March 2, 1998, the Company had initial commitments to acquire ten properties, including eight properties consisting of land and building and two properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all ten of these properties are expected to be entered into on substantially the same terms described in "Business - Description of Property Leases."

         In connection with the IHOP property in Saugus, Massachusetts, and one of the Shoney's properties in Phoenix, Arizona, the Company anticipates owning only the building and not the underlying land. However, for the Saugus property, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee, and for the Phoenix property, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land, in order to provide the Company with certain rights with respect to the land on which the buildings are located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties.




                            Lease Term and                                                                 Option to
Property                    Renewal Options         Minimum Annual Rent            Percentage Rent         Purchase
--------                    ---------------         -------------------            ---------------         --------
Boston  Market          15 years;  five five-   10.38% of the Company's total    for each lease year      at any time after
Colorado Springs, CO    year renewal options    cost to purchase the property;   after the fifth lease    the fifth lease year
Existing restaurant                             increases by 10% after the fifth year, (i) 4% of annual
                                                lease year and after every five  gross sales minus (ii)
                                                years thereafter during the      the minimum annual rent
                                                lease term                       for such lease year

Ground  Round            20 years; five five-   10.25% of the Company's                  (2)               at any time after
Maple Shade, NJ          year renewal options   total cost to purchase the                                 the seventh lease
Existing restaurant                             property                                                   year


IHOP (3)                          (4)           11.78% of the Company's        for each lease year, (i) 3%   at any time after
Saugus, MA                                      total cost to purchase the     of annual gross sales minus   the fifth lease
Existing restaurant                             building; increases by 5.81%   (ii) the minimum annual rent  year
                                                after the fifth lease year,    for such lease year
                                                4.66% after the tenth lease
                                                year, and 2.83% after the
                                                fifteenth lease year

Jack in the Box          18 years; four five-   9.75% of Total Cost (1);                None               at any time after
Pflugerville, TX         year renewal options   increases by 8% after the                                  the seventh lease
Restaurant to be                                fifth lease year and after                                 year (5)
constructed                                     every five years thereafter
                                                during the lease term

Jack in the Box          18 years; four five-   9.75% of Total Cost (1);                None               at any time after
St. Louis, MO            year renewal options   increases by 8% after the                                  the seventh lease
Restaurant to be                                fifth lease year and after                                 year (5)
constructed                                     every five years thereafter
                                                during the lease term

Jack in the Box          18 years; four five-   9.75% of Total Cost (1);                None               at any time after
Waxahachie, TX           year renewal options   increases by 8% after the                                  the seventh lease
Restaurant to be                                fifth lease year and after                                 year (5)
constructed                                     every five years thereafter
                                                during the lease term

Ruby Tuesday             20 years; two five-    11% of Total Cost (1); increases  for each lease year, (i)  at any time after
Georgetown, KY           year renewal options   by 10% after the fifth lease      6% of annual gross sales  the seventh lease
Restaurant to be                                year and after every five years   minus (ii) the minimum    year
constructed                                     thereafter during the lease term  annual rent for such
                                                                                  lease year

Ruby Tuesday             20 years; two five-    11% of Total Cost (1); increases  for each lease year, (i)  at any time after
Somerset, KY             year renewal options   by 10% after the fifth lease      6% of annual gross sales  the seventh lease
Restaurant to be                                year and after every five years   minus (ii) the minimum    year
constructed                                     thereafter during the lease term  annual rent for such
                                                                                  lease year

                                                                -14-





                            Lease Term and                                                                 Option to
Property                    Renewal Options         Minimum Annual Rent            Percentage Rent         Purchase
--------                    ---------------         -------------------            ---------------         --------

Shoney's                  20 years; two five-   11% of Total Cost (1);       for each lease year, (i) 6%   at any time after
Phoenix, AZ (#4)          year renewal options  increases by 10% after the   of annual gross sales minus   the seventh lease
Restaurant to be                                fifth lease year and after   (ii) the minimum annual rent  year
renovated                                       every five years thereafter  for such lease year
                                                during the lease term

Shoney's (6)                      (7)           11% of Total Cost (1);       for each lease year, (i) 2.5% at any time after
Phoenix, AZ (#5)                                increases by 10% after the   of annual gross sales minus   the seventh lease
Restaurant to be                                fifth lease year and after   (ii) the minimum annual rent  year
constructed                                     every five years thereafter  for such lease year
                                                during the lease term





----------------------
FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(6) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(7) The lease term shall expire upon the earlier of (i) the expiration of the original term of the ground lease, or (ii) the earlier termination of the ground lease.

INVESTMENT OF OFFERING PROCEEDS

         Additional Secured Equipment Leases will be funded with the proceeds of the Line of Credit. No portion of Gross Proceeds of this offering will be used to fund Secured Equipment Leases. Although management cannot estimate the number of additional Secured Equipment Leases that may be entered into, the aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of the gross proceeds of this offering, the Prior Offerings and any subsequent offerings, including the approximately $23,388,700 of Secured Equipment Leases funded as of March 2, 1998. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of gross proceeds of this offering, the Prior Offerings and any subsequent offering. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

DESCRIPTION OF PROPERTY LEASES

         Term of Leases. The following table sets forth the number of Property leases expiring in each year for the Properties owned by the Company as of March 2, 1998. Since lease renewal options are exercisable at the option of the tenant, the table below only presents the year in which the initial lease term expires.

                 Year of Initial Lease
                    Term Expiration                  Number of Properties
                    ---------------                  --------------------

                          2002                                   1
                          2006                                   1
                          2008                                   2
                          2009                                   1
                          2010                                  10
                          2011                                  22
                          2012                                  39
                          2013                                   8
                          2014                                   4
                          2015                                  31
                          2016                                  54
                          2017                                  72
                          2018                                   4
                          2022                                   1
                                                              ----

                          Total                                250
                                                              ====
BORROWING

         As of March 2, 1998, the Company had funded $23,388,700 in Secured Equipment Leases and had used $19,000,000 of uninvested net offering proceeds from the 1997 Offering to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.

                                                                                                       May 2,
                                                                                                     1994 (Date
                                                                                                    of Inception)
                                                                                                      through
                                                                 Year Ended December 31,            December 31,
                                                1997             1996               1995               1994
                                         ---------------    ---------------    --------------    ----------------
Revenues                                   $  19,457,933      $   6,206,684      $    659,131    $          -
Net earnings                                  15,564,456          4,745,962           368,779               -
Cash distributions declared (1)               16,854,297          5,436,072           638,618               -
Funds from operations (2)                     17,348,723          5,257,040           469,097               -
Earnings per Share                                  0.66               0.59              0.19               -
Cash distributions declared per Share               0.74               0.71              0.31               -
Gross Proceeds received from Prior
   Offerings                                 222,482,560        100,792,991        38,454,158               -
Weighted average number of Shares
   outstanding (3)                            23,423,868          8,071,670         1,898,350               -


                                            December 31,       December 31,      December 31,       December 31,
                                               1997               1996              1995               1994
                                            ------------       ------------      ------------       ------------

Total assets                                $339,077,762       $134,825,048      $ 33,603,084       $  929,585
Total stockholders' equity                   321,638,101        122,867,427        31,980,648          200,000


(1) Approximately eight percent, 13 percent and 42 percent of cash distributions ($0.06, $0.09 and $0.13 per Share) for the years ended December 31, 1997, 1996 and 1995, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(2) Funds from operations ( "FFO "), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease term and/or rental payments during the construction of a property prior to the date it is placed in service. Straight-lining rent is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the years ended December 31, 1997, 1996 and 1995, net earnings included $1,941,054, $517,067 and $39,142, respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B - Financial Information.

(3) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer Secured Equipment Leases to operators of Restaurant Chains.

LIQUIDITY AND CAPITAL RESOURCES

         The Company was formed in May 1994, at which time the Company received initial capital contributions of $200,000 for 20,000 shares of Common Stock from the Advisor. In April 1995, the Company commenced a public offering for the sale of up to 16,500,000 Shares ($165,000,000) of Common Stock, the net proceeds of which were used to invest in Properties and Mortgage Loans. Of the 16,500,000 Shares offered, 1,500,000 Shares ($15,000,000) were available only to stockholders who elected to participate in the Company's Reinvestment Plan. Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 Shares), including 59,177 Shares ($591,765) issued pursuant to the Company's Reinvestment Plan.

         Following the completion of its Initial Offering, the Company commenced the 1997 Offering of up to 27,500,000 Shares of Common Stock. Of the 27,500,000 Shares offered, 2,500,000 were available only to stockholders who elected to participate in the Company's Reinvestment Plan. As of December 31, 1997, the Company had received subscription proceeds of $361,729,707 (36,172,971 Shares) from the Initial Offering and 1997 Offering, including 246,441 Shares ($2,464,413) issued pursuant to the Reinvestment Plan.

         As of December 31, 1997, net proceeds to the Company from its Initial Offering, 1997 Offering and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees, and organizational and offering expenses, totalled $323,867,890. As of December 31, 1997, approximately $272,140,000 of net offering proceeds had been used to invest, or committed for investment, in 244 Properties (including ten Properties on which restaurants were being constructed as of December 31, 1997), to provide mortgage financing of $17,047,000, to pay acquisition fees to the Advisor totalling $16,277,837 and to pay certain acquisition expenses. The Company acquired 18 of the 244 Properties from Affiliates for purchase prices totalling approximately $14,681,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property acquired from an Affiliate was purchased at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the ten Properties under construction at December 31, 1997, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $14,495,000, of which approximately

$10,202,000 had been incurred as of December 31, 1997. The buildings under construction as of December 31, 1997, are expected to be operational by June 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During 1997, the Company sold five of its Properties and the Equipment relating to two Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,252,000, which was equal to the carrying value of the Properties and the Equipment at the time of the sales. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the Equipment to repay amounts previously advanced under its Line of Credit. The Company reinvested the proceeds from the sale of Properties in additional Properties.

         In connection with the $17,047,000 of mortgage financing provided by the Company as of December 31, 1997, the Company entered into four Mortgage Loans collateralized by mortgages on the buildings relating to 44 Pizza Hut Properties and two additional Pizza Hut buildings. The Mortgage Loans bear interest at rates ranging from 10.5% to 10.75% per annum and are being collected in 240 equal installments totalling $172,369. Mortgage notes receivable at December 31, 1997 and 1996 of $17,622,010 and $13,389,607, respectively, include accrued interest of $118,887 and $35,285, respectively.

         In March 1996, the Company entered into a line of credit and security agreement with a bank, the proceeds of which were to be used by the Company to fund Secured Equipment Leases. The line of credit provided that the Company would be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, all advances under the line of credit bore interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the line of credit) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selected at the time advances were made. As a condition of obtaining the line of credit, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases.

         In August 1997, the Company's $15,000,000 line of credit was amended and restated to enable the Company to receive advances on a revolving $35,000,000 uncollateralized Line of Credit to provide equipment financing, to purchase and develop Properties and to fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         In addition, during 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. These agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. As of December 31, 1997, the notional balances were approximately $1,750,000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty.

         The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments in Properties and Mortgage Loans that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investments will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of the Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         During the years ended December 31, 1997 and 1996, the Company obtained advances totalling $19,721,804 and $3,666,896, respectively, under the lines of credit, the proceeds of which were used to fund Secured Equipment Leases and to pay loan costs. During the year ended December 31, 1997, the Company used proceeds relating to the sale of Equipment, as described above, and uninvested net offering proceeds, to repay $20,784,577 of amounts advanced under the Line of Credit. During the year ended December 31, 1996, the Company used amounts collected under the terms of the Secured Equipment Leases to repay $145,080 of amounts advanced under the line of credit. The Company expects to obtain additional advances under the Line of Credit to fund future Equipment financings and to purchase Properties and to invest in Mortgage Loans.

         Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. The Company, from time to time, may use uninvested net offering proceeds to repay a portion of or all of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce the Company's interest cost during such period. Advances used to purchase and develop Properties and to fund Mortgage Loans will be repaid using additional offering proceeds or refinanced on a long-term basis.

         During the period January 1, 1998 through March 2, 1998, the Company acquired six additional Properties (all on which restaurants are being constructed) for cash at a total cost of approximately $3,948,200, excluding development and closing costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the six Properties under construction are estimated to be approximately $8,590,000. In connection with the purchase of each of the six Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by August 1998. The Company currently is negotiating to acquire additional Properties, but as of March 2, 1998, had not acquired any such Properties.

         The Company completed its 1997 Offering on March 2, 1998, at which time the Company had received subscription proceeds of $402,464,413 (40,246,441 Shares) from its Initial Offering and 1997 Offering, including 246,441 Shares ($2,464,413) issued pursuant to the Company's Reinvestment Plan. As of March 2, 1998, the Company had invested, or committed for investment, a total of approximately $282,900,000 of such proceeds in 250 Properties, in providing mortgage financing totalling $17,047,000 for Mortgage Loans relating to 44 Properties consisting of land only and the buildings on two additional properties, and to pay acquisition fees totalling $18,110,899 to the Advisor, leaving approximately $78,200,000 in aggregate net offering proceeds from the Prior Offerings available for investment in Properties and Mortgage Loans.

         Following the completion of its 1997 Offering, the Company commenced the sale of up to 34,500,000 Shares. Of the 34,500,000 Shares being offered, 2,000,000 Shares are available only to stockholders purchasing Shares through the Reinvestment Plan. Management believes that the increase in the amount of assets of the Company that will result from this offering will increase the diversification of the Company's assets and the likelihood of Listing the Company's Shares on a national securities exchange or over-the-counter market, although there is no assurance that Listing will occur. If the Shares are not listed on a national securities exchange or over-the-counter market by December 31, 2005, as to which there can be no assurance, the Company will commence orderly sale of its assets and the distribution of the proceeds. Listing does not assure liquidity.

         The Company expects to use uninvested net offering proceeds from the Prior Offerings, plus any Net Offering Proceeds from the sale of Shares in this offering, to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The Company does not intend to use net offering proceeds to fund Secured Equipment Leases; however, from time to time the Company may use uninvested net offering proceeds to repay all or a portion of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce the Company's interest cost during such period. The Company expects to fund the Secured Equipment Leases with proceeds from the Line of Credit. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of net offering proceeds available to the Company, although the Company is expected to have a total portfolio of approximately 670 to 730 Properties if the maximum number of Shares is sold in this offering. The Company intends to limit equipment financing to ten percent of the aggregate gross offering proceeds from its offerings.

         Properties are and will be leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's Operating Expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, net offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1997, the Company had $49,595,001 invested in such short-term investments (including a certificate of deposit in the amount of $2,000,000) as compared to $42,450,088 at December 31, 1996. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Shares during the year ended December 31, 1997, net of the repayment of amounts advanced under the Line of Credit, as described above. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to temporarily reduce amounts outstanding under the Company's Line of Credit pending the investment of net offering proceeds, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1997, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $2,351,244, $804,617 and $2,084,145, respectively, for certain organizational and offering expenses, $514,908, $206,103 and $131,629, respectively, for certain acquisition expenses and $368,516, $243,402 and $54,234, respectively, for certain operating expenses. As of December 31, 1997, the Company owed the Advisor and its Affiliates $1,524,294 for such amounts, unpaid fees and accounting and administrative expenses. As of March 2, 1998, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all organizational and offering expenses in excess of three percent of gross offering proceeds from each of the Initial Offering, 1997 Offering and this offering.

         During the years ended December 31, 1997, 1996 and 1995, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $17,076,214, $5,482,540 and $498,459, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to the stockholders of $16,854,297, $5,436,072 and $638,618 during 1997, 1996 and
1995, respectively. In addition, in January, February and March 1998, the Company declared Distributions to its stockholders totalling $2,298,433, $2,421,992 and $2,556,539, respectively, payable in March 1998. For the years ended December 31, 1997, 1996 and 1995, 93.33%, 90.25% and 59.82%, respectively, of the Distributions received by stockholders were considered to be ordinary income and 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of March 2, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.

         As of December 31, 1997, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, had purchased and entered into long-term, triple-net leases for 244 Properties. The leases provide for minimum, annual, base rental payments (payable in monthly installments) ranging from approximately $61,900 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, during the years ended December 31, 1997, 1996, and 1995, the Company earned a total of $15,490,615, $4,357,298 and $539,776, respectively, in rental income from operating leases, earned income from the direct financing leases and contingent rental income from 244 Properties and 27 Secured Equipment Leases in 1997, from 85 Properties and six Secured Equipment Leases in 1996 and from 16 Properties in 1995, respectively. Because the Company did not commence significant operations until it received the minimum offering proceeds on June 1, 1995, and intends to make additional investments in Properties, Mortgage Loans and Secured Equipment Leases, revenues for the years ended December 31, 1997, 1996 and 1995, represent only a portion of revenues which the Company is expected to earn during future years in which the Company has completed additional investments and the Company's Properties are operational (and other investments in place) for the full period.

         During the years ended December 31, 1997 and 1996, the Company earned $1,687,456 and $1,069,349, respectively, in mortgage interest income relating to the Mortgage Loans collateralized by Pizza Hut Properties, as described above in "Liquidity and Capital Resources." The increase during the year ended December 31, 1997, is attributable to investing in an additional Mortgage Loan during 1997.

         During  1997,  three  of  the  Company's  lessees  and  borrowers,   or
affiliated groups of lessees and borrowers, Castle Hill Holdings V, L.L.C., Castle Hill Holdings VI, L.L.C. and Castle Hill Holdings VII, L.L.C. (collectively, "Castle Hill"), Foodmaker, Inc. and Houlihan's Restaurants Inc., each contributed more than ten percent of the Company's total rental, earned and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases. Castle Hill is the lessee under leases relating to the land portion of 44 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties, as well as two additional properties. Foodmaker, Inc. is the lessee under leases relating to 29 restaurants and Houlihan's Restaurants, Inc. is the lessee under leases relating to 20 restaurants. In addition, four Restaurant Chains, Pizza Hut, Golden Corral Family Steakhouse, Jack in the Box and Boston Market, each accounted for more than ten percent of the Company's total rental, earned and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases during 1997. Because the Company has not completed its investment in Properties, Mortgage Loans and Secured Equipment Leases as yet, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental, earned and interest income during 1998 and subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's rental, earned income and interest income in future years, any failure of such lessees, borrowers or Restaurant Chains could materially affect the Company's income.

         During the years ended December 31, 1997, 1996 and 1995, the Company also earned $2,254,375, $773,404 and $118,859, respectively, in interest income from Secured Equipment Leases, as described above in "Liquidity and Capital Resources," and from investments in money market accounts or other short-term, highly liquid investments and other income. Interest income is expected to increase as the Company invests subscription proceeds received in the future relating to this offering in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $3,862,024, $1,430,795 and $290,276 for the years ended December 31, 1997,
1996 and 1995, respectively. Total operating expenses increased during each of the years ended December 31, 1997 and 1996, as compared to the prior year, primarily as a result of the Company having invested in additional Properties and Mortgage Loans during each year. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in additional Mortgage Loans and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1995. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net income. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1997, 1996 and 1995. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company adopted this standard during the year ended December 31, 1997. Adoption of this standard had no material effect on the Company's financial position or results of operations.

         In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income." The statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings. The Company does not believe that adoption of this standard will have a material effect on the Company's financial position or results of operations.

         The Advisor of the Company is in the process of assessing and addressing the impact of the year 2000 on its computer package software. The hardware and built-in software used by the Advisor are believed to be year 2000 compliant. Accordingly, the Company does not expect this matter to materially impact how it conducts business nor its future results of operations or financial position.

         All of the Company's leases as of December 31, 1997, are triple-net leases and generally contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, continued availability of proceeds from this offering, the ability of the Company to invest the remaining proceeds of the 1997 Offering and the proceeds of this offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases, Secured Equipment Leases or Mortgage Loans.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

         Name               Age       Position with the Company
         ----               ---       -------------------------

James M. Seneff, Jr.        51        Director, Chairman of the Board, and
                                      Chief Executive Officer
Robert A. Bourne            51        Director and President
G. Richard Hostetter        58        Independent Director
J. Joseph Kruse             65        Independent Director
Richard C. Huseman          59        Independent Director
Curtis B. McWilliams        42        Executive Vice President
John T. Walker              39        Chief Operating Officer and Executive
                                      Vice President
Jeanne A. Wall              39        Executive Vice President
Steven D. Shackelford       34        Chief Financial Officer
Lynn E. Rose                49        Secretary and Treasurer


         James M. Seneff, Jr. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Fund Advisors, Inc., the Advisor to the Company. Mr. Seneff also has served as Chairman of the Board, Chief Executive Officer and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Fund Advisors, Inc. and CNL Real Estate Advisors, Inc. Mr. Seneff has been Chairman of the Board, Chief Executive Officer and a director of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of Chairman of the Board, Chief Executive Officer, President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer, Chairman of the Board and a director of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, at which time such company merged with Commercial Net Lease Realty, Inc., and has held the position of Chief Executive Officer, Chairman of the Board and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $60 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of Vice Chairman of the Board of Directors, director and Treasurer of CNL Fund Advisors, Inc., the Advisor to the Company. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception through October 1997. Mr. Bourne also has served as President and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, Treasurer, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President, Treasurer, a director and a registered principal of CNL Investment Company, and Chief Investment Officer, a director and Treasurer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne served as President and a director from July 1992 to February 1996, served as Secretary and Treasurer from February 1996 through December 1997, and has served as Vice Chairman of the Board of Directors since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and served as a director of CNL Realty Advisors, Inc. from 1991 through December 1997, and as Treasurer and Vice Chairman from February 1996 through December 1997, at which time such company merged with Commercial Net Lease Realty, Inc. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner. Mr. Bourne oversaw the acquisition and oversees the management of over 1,500 properties located across 47 states with a total value in excess of $2 billion.

         G. Richard Hostetter, Esq. Independent Director. Mr. Hostetter also serves as a director of CNL American Realty Fund, Inc. Mr. Hostetter was associated with the law firm of Miller and Martin from 1966 through 1989, the last ten years of such association as a senior partner. As a lawyer, he served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, including The Krystal Company, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of approximately 250 restaurant units. Mr. Hostetter graduated from the University of Georgia and received his J.D. from Emory Law School in 1966. He is licensed to practice law in Tennessee and Georgia. From 1989 to date, Mr. Hostetter has served as President and General Counsel of Mills, Ragland & Hostetter, Inc., the corporate general partner of MRH, L.P., a holding company involved in corporate acquisitions, in which he also is a general and limited partner.

         J. Joseph Kruse. Independent Director. Mr. Kruse also serves as a director of CNL American Realty Fund, Inc. From 1993 to the present, Mr. Kruse has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then served as Senior Vice President at G. William Miller & Co., a firm founded by the former Chairman of the Federal Reserve Board and the Treasury Secretary. Mr. Kruse was responsible for evaluations of commercial real estate and retail shopping mall projects and continues to serve of counsel to the firm. Mr. Kruse received a Bachelors of Science in Education degree from the

University of Florida in 1957 and a Masters of Science in Administration in 1958 from Florida State University. He also graduated from the Advanced Management Program of the Harvard Graduate School of Business.

         Richard C. Huseman. Independent Director. Mr. Huseman also serves as a director of CNL American Realty Fund, Inc. Mr. Huseman is presently a professor in the College of Business Administration, and from 1990 through 1995, served as the Dean of the College of Business Administration of the University of Central Florida. He has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice, and the Internal Revenue Service. Mr. Huseman received a B.A. from Greenville College in 1961 and an M.A. and a Ph.D. from the University of Illinois in 1963 and 1965, respectively.

         Curtis B. McWilliams. Executive Vice President. Mr. McWilliams joined CNL Group, Inc. in April 1997 and currently serves as an Executive Vice President. In addition, Mr. McWilliams serves as President of CNL Fund Advisors, Inc. (the Advisor to the Company), CNL Financial Services, Inc. and certain other subsidiaries of CNL Group, Inc. From September 1983 through March 1997, Mr. McWilliams was employed by Merrill Lynch. From January 1991 to August 1996, Mr. McWilliams was a managing director in the corporate banking group of Merrill Lynch's investment banking division. During this time, he was a senior relationship manager with Merrill Lynch and as such was responsible for a number of the firm's larger corporate relationships. In addition, from February 1990 to February 1993, he served as co-head of one of the Industrial Banking Groups within Merrill Lynch's investment banking division and had administrative responsibility for a group of bankers and client relationships, including the firm's transportation group. In addition, from September 1996 to March 1997, Mr. McWilliams served as Chairman of Merrill Lynch's Private Advisory Services. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Masters of Business Administration with a concentration in finance from the University of Chicago in 1983.

         John T. Walker. Chief Operating Officer and Executive Vice President. Mr. Walker joined CNL Fund Advisors, Inc. in September 1994, as Senior Vice President, responsible for Research and Development. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Fund Advisors, Inc., the Advisor to the Company. Mr. Walker is also Executive Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors, Inc. From May 1992 to May 1994, he was Executive Vice President for Finance and Administration and Chief Financial Officer of Z Music, Inc., a cable television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning. From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December 1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price Waterhouse. Mr. Walker is a Cum Laude graduate of Wake Forest University with a B.S. in Accountancy and is a certified public accountant.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Fund Advisors, Inc., the Advisor to the Company. Ms. Wall is also Executive Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors, Inc. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. In 1985, Ms. Wall became Vice President of CNL Securities Corp., in 1987 she became a Senior Vice President and in July 1997, she became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, partnership administration and investor services for programs offered through participating brokers and corporate communications for CNL Group, Inc. and its Affiliates. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc. since 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers.

         Steven D. Shackelford. Chief Financial Officer. Mr. Shackelford joined CNL Fund Advisors, Inc., the Advisor to the Company, in September 1996 as the Chief Financial Officer. From March 1995 to July 1996, he was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital and a public listing in the United
States. From August 1992 to March 1995, he served as a manager in the Price Waterhouse, Paris, France office serving several multinational clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr. Shackelford received a B.A. in Accounting, with honors, and a Masters of Business Administration from Florida State University and is a certified public accountant.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose is also Secretary and Treasurer of CNL American Realty Fund, Inc. Ms. Rose serves as Secretary and a director of CNL Fund Advisors, Inc., the Advisor to the Company, and serves as Secretary, Treasurer and a director of CNL Real Estate Advisors, Inc. Ms. Rose served as Treasurer of CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc. since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as a Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida and is a registered financial and operations principal of CNL Securities Corp. She was licensed as a certified public accountant in 1979.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISORY AGREEMENT

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on April 19, 1999. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $3,055,103, $16,686,192, $7,559,474 and $2,884,062, respectively, of such fees in connection with the Prior Offerings, of which approximately $2,900,400, $15,563,500, $7,059,000 and $2,682,000, respectively, was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $203,673, $1,112,413, $503,965 and $192,271, respectively, of such fees in connection with the Prior Offerings, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $1,833,062, $10,011,715, $4,535,685 and
$1,730,437, respectively, of such fees in connection with the Prior Offerings.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. For the years ended December 31, 1997 and 1996, the Company incurred $366,865 and $70,070, respectively, in such fees. No such amounts were incurred for the period January 1, 1998 through March 2, 1998 or for the year ended December 31, 1995.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans, as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For January and February 1998, the Company incurred $120,115 and $121,152, respectively, of such fees, $3,309 and $6,465, respectively, of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed. For the years ended December 31, 1997, 1996 and 1995, the Company incurred $881,668, $278,902 and
$27,950, respectively, of such fees, $76,789, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1997, 1996 and 1995, the Company incurred a total of $2,232,466, $1,103,828 and $782,690, respectively, for these services,
$1,676,226, $769,225 and $714,674, respectively, of such costs representing stock issuance costs and $556,240, $334,603 and $68,016, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During the years ended December 31, 1997, 1996 and 1995, the Company acquired five, four and nine Properties, respectively, for approximately $5,450,000, $2,610,000 and $6,621,000, respectively, from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the acquisition of six Properties in 1997 and three Properties in 1996 that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $369,570 and
$159,350, respectively. Such fees were included in the purchase price of Properties and therefore included in the basis on which the Company charges rent on the Properties. No such amounts were incurred for the period January 1, 1998 through March 2, 1998 or for the year ended December 31, 1995.

         The Advisor and the Managing Dealer are wholly owned subsidiaries of CNL Group, Inc., of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the sole stockholders.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual dining restaurant properties and have investment objectives similar to those of the Company. As of December 31, 1997, the 18 partnerships had raised a total of $614,145,759 from a total of 48,907 investors, and had invested in 708 fast-food, family-style or casual dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.

                                                                                                        Date 90% of Net
                                                                          Number of                     Proceeds Fully
                            Maximum                                       Limited                       Invested or
Name of                     Offering                                      Partnership                   Committed to
Partnership                 Amount (1)            Date Closed             Units Sold                    Investment (2)
-----------                 ----------            -----------             ----------                    --------------
CNL Income                  $15,000,000           December 31, 1986            30,000               December 1986
Fund, Ltd.                  (30,000 units)


                                      -29-






CNL Income                  $25,000,000           August 21, 1987              50,000               November 1987
Fund II, Ltd.               (50,000 units)

CNL Income                  $25,000,000           April 29, 1988               50,000               June 1988
Fund III, Ltd.              (50,000 units)

CNL Income                  $30,000,000           December 6, 1988             60,000               February 1989
Fund IV, Ltd.               (60,000 units)

CNL Income                  $25,000,000           June 7, 1989                 50,000               December 1989
Fund V, Ltd.                (50,000 units)

CNL Income                  $35,000,000           January 19, 1990             70,000               May 1990
Fund VI, Ltd.               (70,000 units)

CNL Income                  $30,000,000           August 1, 1990           30,000,000               January 1991
Fund VII, Ltd.              (30,000,000 units)

CNL Income                  $35,000,000           March 7, 1991            35,000,000               September 1991
Fund VIII, Ltd.             (35,000,000 units)

CNL Income                  $35,000,000           September 6, 1991         3,500,000               November 1991
Fund IX, Ltd.               (3,500,000 units)

CNL Income                  $40,000,000           March 18, 1992            4,000,000               June 1992
Fund X, Ltd.                (4,000,000 units)

CNL Income                  $40,000,000           September 28, 1992        4,000,000               September 1992
Fund XI, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           March 15, 1993            4,500,000               July 1993
Fund XII, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000           August 26, 1993           4,000,000               August 1993
Fund XIII, Ltd.             (4,000,000 units)

CNL Income                  $45,000,000           February 22, 1994         4,500,000               May 1994
Fund XIV, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000           September 1, 1994         4,000,000               December 1994
Fund XV, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           June 12, 1995             4,500,000               August 1995
Fund XVI, Ltd.              (4,500,000 units)

CNL Income                  $30,000,000           September 19, 1996        3,000,000               December 1996
Fund XVII, Ltd.             (3,000,000 units)



                                      -30-






CNL Income                  $35,000,000                  (3)                     (3)                           (3)
Fund XVIII, Ltd.            (3,500,000 units)


----------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2)  For  a  description   of  the  property   acquisitions   by  these  limited
     partnerships, see the table set forth on the following page.

(3) As of December 31, 1997, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had accepted subscriptions for $35,000,000 and had received subscriptions totalling $34,145,759 (3,414,576 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased 22 properties. On February 6, 1998, CNL Income Fund XVIII, Ltd.'s offering terminated upon receipt of the remaining proceeds of $854.241, representing the remaining 85,424 units.

         As of December 31, 1997, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of 68 of these 69 nonpublic limited partnerships had terminated as of December 31, 1997. These 68 partnerships raised a total of $170,327,353 from approximately 4,241 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 206 projects as of December 31, 1997. These 206 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 68 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 68 partnerships), 159 fast-food, family-style or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 68 partnerships), one condominium development (comprising .5% of the total amount raised by all 68 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 68 partnerships), eight commercial/retail properties (comprising 11% of the total amount raised by all 68 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 68 partnerships). The offering of the one remaining nonpublic limited partnership (offering totalling $15,000,000) had raised $9,962,500 from 152 investors (approximately 66.42% of the total offering amount) as of December 31, 1997.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 88 real estate limited partnerships whose offerings had closed as of December 31, 1997 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 37 invested in restaurant properties leased on a "triple-net" basis, including seven which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 88 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1997, regarding property acquisitions by the 18 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.

Name of                  Type of                                                Method of                 Type of
Partnership              Property                  Location                     Financing                 Program
-----------              --------                  --------                     ---------                 -------
CNL Income               22 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             PA, TX, VA, WA

CNL Income               47 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, LA, MI,
                         restaurants             MN, MO, NC, NM,
                                                 OH, TX, WA, WY

CNL Income               35 fast-food or         AZ, CA, CO, FL,                All cash                  Public
Fund III, Ltd.           family-style            GA, IA, IL, IN, KS,
                         restaurants             KY, MD, MI, MN,
                                                 MO, NC, NE, OK,
                                                 TX

CNL Income               45 fast-food or         AL, DC, FL, GA,                All cash                  Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               34 fast-food or         AZ, FL, GA, IL, IN,            All cash                  Public
Fund V, Ltd.             family-style            MI, NH, NY, OH,
                         restaurants             SC, TN, TX, UT,
                                                 WA

CNL Income               51 fast-food or         AR, AZ, FL, GA,                All cash                  Public
Fund VI, Ltd.            family-style            IL, IN, MA, MI,
                         restaurants             MN, NC, NE, NM,
                                                 NY, OH, OK, PA,
                                                 TN, TX, VA, WA,
                                                 WY

CNL Income               49 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             NC, OH, SC, TN,
                                                 TX, UT, WA

CNL Income               42 fast-food or         AZ, FL, IN, LA,                All cash                  Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               43 fast-food or         AL, CO, FL, GA,                All cash                  Public
Fund IX, Ltd.            family-style            IL, IN, LA, MI,
                         restaurants             MN, MS, NC, NH,
                                                 NY, OH, SC, TN,
                                                 TX

CNL Income               51 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX


                                      -31-






CNL Income               40 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               49 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               50 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               63 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MN,
                         restaurants             MO, MS, NC, NJ,
                                                 NV, OH, SC, TN,
                                                 TX, VA

CNL Income               54 fast-food or         AL, CA, FL, GA,                All cash                  Public
Fund XV, Ltd.            family-style            KS, KY, MN, MO,
                         restaurants             MS, NC, NJ, NM,
                                                 OH, OK, PA, SC,
                                                 TN, TX, VA

CNL Income               44 fast-food or         AZ, CA, CO, DC,                All cash                  Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN, KS,
                         restaurants             MN, MO, NC, NM,
                                                 NV, OH, TN, TX,
                                                 UT, WI

CNL Income               28 fast-food,           CA, FL, GA, IL, IN,            All cash                  Public
Fund XVII, Ltd.          family-style or         MI, NC, NV, OH,
                         casual dining           SC, TN, TX
                         restaurants

CNL Income               22 fast-food,           AZ, CA, FL, GA,                All cash                  Public
Fund XVIII, Ltd.         family-style or         IL, KY, MD, MN,
                         casual dining           NC, NV, NY, OH,
                         restaurants             TN, TX



                                   --------------------------------------------



         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL

Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1993 and December 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.

                              1995                             1996                               1997
                              ----                             ----                               ----
Month                Total         Per Share           Total        Per Share            Total         Per Share
-----             -----------      ---------        ----------      ---------         -----------      ---------
January           $        -      $       -            $225,354     $0.058300           $  827,978     $0.059375
February                   -              -             255,649      0.058300              884,806      0.059375
March                      -              -             287,805      0.058300              980,573      0.060416
April                      -              -             323,721      0.058300            1,091,142      0.061458
May                        -              -             368,155      0.058300            1,202,718      0.062500
June                    15,148      0.030000            407,803      0.058300            1,295,253      0.062500
July                    30,682      0.030000            458,586      0.059375            1,403,187      0.062500
August                  57,739      0.035000            517,960      0.059375            1,516,980      0.062500
September               84,467      0.050000            558,394      0.059375            1,677,332      0.063540
October                104,733      0.050000            615,914      0.059375            1,844,923      0.063540
November               155,665      0.058300            683,907      0.059375            1,991,289      0.063540
December               190,184      0.058300            732,824      0.059375            2,138,116      0.063540

         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The
Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1997, 1996 and 1995, the Company declared and made Distributions totalling $16,854,297,

$5,436,072  and  $638,618,  respectively,  of which  93.33%,  90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 6.67%, 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. In addition, in January, February and March 1998, the Company declared distributions to its stockholders totalling $2,298,433, $2,421,992 and $2,556,539, respectively, payable in March 1998. However, no amounts distributed to stockholders as of March 2, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1997, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 156,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock, $.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 78,000,000 additional shares of excess stock ("Excess Shares"), $.01 par value per share. Of the 78,000,000 Excess Shares, 75,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "-- Restriction of Ownership." As of March 2, 1998, the Company had 40,266,441 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of the Initial Offering and 246,441 issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

         The Company's annual meeting of stockholders is scheduled to be held on May 4, 1998, at which time the stockholders will vote regarding an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock to 206,000,000 shares (consisting of 125,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares). The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.


                                     EXPERTS

         The audited consolidated financial statements (including the financial statement schedules) of the Company, as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   DEFINITIONS

         "1997 Offering" means the public offering of the Company of 27,500,000 shares of Common Stock, including 2,500,000 shares available pursuant to the Reinvestment Plan, which commenced in February 1997 and terminated on March 2, 1998.

                                    EXHIBIT B

                              FINANCIAL INFORMATION



                      THE FINANCIAL STATEMENTS INCLUDED IN
                        THIS EXHIBIT B UPDATE AND REPLACE
                     EXHIBIT B TO THE ATTACHED PROSPECTUS,
                             DATED JANUARY 26, 1998.

                                        CNL AMERICAN PROPERTIES FUND, INC.
                                                  AND SUBSIDIARY

                                       INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                                                        Page
                                                                                                        ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of December 31, 1997                                         B-2

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997                    B-3

   Notes to Pro Forma Consolidated Financial Statements for the year ended December
      31, 1997                                                                                          B-4

Audited Consolidated Financial Statements:

   Report of Independent Accountants                                                                    B-7

   Consolidated Balance Sheets as of December 31, 1997 and 1996                                         B-8

   Consolidated Statements of Earnings for the years ended December 31, 1997,
      1996 and 1995                                                                                     B-9

   Consolidated Statements of Stockholders' Equity for the years ended
      December 31, 1997, 1996 and 1995                                                                  B-10

   Consolidated Statements of Cash Flows for the years ended December
      31, 1997, 1996 and 1995                                                                           B-11

   Notes to Consolidated Financial Statements for the years ended December
      31, 1997, 1996 and 1995                                                                           B-13

Financial Statement Schedules:

   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997                      B-32

   Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997             B-48

   Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997                                  B-50

   Notes to Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997                         B-51


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through December 31, 1997, including the receipt of $361,729,709 in gross offering proceeds from the sale of 36,172,971 shares of common stock and the application of such proceeds to purchase 244 properties (including 178 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 21 properties which consist of building only and 44 properties which consist of land only), ten of which were under construction at December 31, 1997, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $40,734,704 in gross offering proceeds from the sale of 4,073,470 additional shares of common stock during the period January 1, 1998 through March 2, 1998, (iii) the application of such funds to purchase six additional properties acquired during the period January 1, 1998 through March 2, 1998 (all six of which are under construction), to pay additional costs for the ten properties under construction at December 31, 1997, to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, and (iv) the application of such funds to purchase ten properties, including eight properties consisting of land and building and two properties consisting of building only, for which the Company has made initial commitments to acquire as of March 2, 1998, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of December 31, 1997, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii),
(iii) and (iv) above, as if they had occurred on December 31, 1997.

         The Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for three of the properties that were acquired by the Company during the period January 1, 1997 through March 2, 1998, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1997, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1997 through March 2, 1998, or the properties for which the Company has made initial commitments to acquire as of March 2, 1998, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997


                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
                                                          ----------            -----------           ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $205,338,186          $ 12,897,271 (a)
                                                                                  8,697,232 (b)      $226,932,689
Net investment in direct
  financing leases (c)                                     47,613,595             2,054,464 (b)        49,668,059
Cash and cash equivalents                                  47,586,777            11,239,389 (a)
                                                                                (10,205,000)(b)        48,621,166
Certificates of deposit                                     2,008,224                                   2,008,224
Receivables, less allowance for
  doubtful accounts                                           635,796                                     635,796
Notes receivable                                           13,548,044                                  13,548,044
Mortgage notes receivable                                  17,622,010                                  17,622,010
Accrued rental income                                       1,772,261                                   1,772,261
Intangibles and other assets                                2,952,869             1,177,268 (a)
                                                                                   (546,696)(b)         3,583,441
                                                         ------------          ------------          ------------

                                                         $339,077,762          $ 25,313,928          $364,391,690
                                                         ============          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Line of credit                                          $ 2,459,043                                $  2,459,043
  Accrued construction costs
    payable                                                10,978,211          $(10,978,211)(a)                  -
  Accounts payable and other
    accrued expenses                                        1,060,497                                   1,060,497
  Due to related parties                                    1,524,294                                   1,524,294
  Rents paid in advance                                       517,428                                     517,428
  Deferred rental income                                      557,576                38,252 (a)           595,828
  Other payables                                               56,878                                      56,878
      Total liabilities                                    17,153,927              (10,939,959)         6,213,968

Minority interest                                             285,734                                     285,734

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                           -
  Common stock, $0.01 par value per
    share.  Authorized 75,000,000
    shares; issued and outstanding
    36,192,971 shares; issued and
    outstanding, as adjusted,
    40,266,441 shares                                         361,930                40,734 (a)           402,664
  Capital in excess of par value                          323,525,961            36,213,153 (a)       359,739,114
  Accumulated distributions in
    excess of net earnings                                 (2,249,790)                                 (2,249,790)
                                                         ------------         ------------           ------------

                                                          321,638,101           36,253,887            357,891,988
                                                         ------------         ------------           ------------

                                                         $339,077,762         $ 25,313,928           $364,391,690
                                                         ============         ============           ============





           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                        $12,457,200            $  20,249 (1)      $12,477,449
  Earned income from
    direct financing leases (6)                               3,033,415                                 3,033,415
  Interest income from
    mortgage notes receivable                                 1,687,456                                 1,687,456
  Other interest income                                       2,254,375               (9,189)(2)        2,245,186
  Other income                                                   25,487                                    25,487
                                                             ----------            ---------           ----------
                                                             19,457,933               11,060           19,468,993
                                                             ----------            ---------           ----------

Expenses:
  General operating and
    administrative                                              944,763                                   944,763
  Professional services                                          65,962                                    65,962
  Asset and mortgage management
    fees to related party                                       804,879                1,506 (3)          806,385
  State taxes                                                   251,358                                   251,358
  Depreciation and amortization                               1,795,062                4,321 (4)        1,799,383
                                                              ---------            ---------            ---------
                                                              3,862,024                5,827            3,867,851
                                                              ---------            ---------            ---------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 15,595,909               5,233            15,601,142

Minority Interest in Income of
  Consolidated Joint Venture                                    (31,453)                                  (31,453)
                                                            -----------           ---------           -----------

Net Earnings                                                $15,564,456           $   5,233           $15,569,689
                                                            ===========           =========           ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.66                               $      0.66
                                                            ===========                               ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            23,423,868                                23,423,868
                                                             ==========                                ==========







           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Pro Forma Consolidated Balance Sheet:
-------------------------------------

(a) Represents gross proceeds of $40,734,704 from the issuance of 4,073,471 shares of common stock during the period January 1, 1998 through March 2, 1998 and the receipt of $38,252 of rental income during construction (capitalized as deferred rental income) used (i) to acquire six properties (all of which consist of land and building) for $8,166,301,
         (ii) to fund estimated construction costs of $15,053,387 ($10,978,211 of which was accrued as construction costs payable at December 31,
         1997) relating to ten wholly owned properties under construction at December 31, 1997, (iii) to pay acquisition fees of $1,833,062 ($655,794 of which was allocated to properties acquired through March 2, 1998 and $1,177,268 of which was classified as other assets and will be allocated to future properties) and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $4,480,817, which have been netted against capital in excess of par value, leaving $11,239,389 in cash and cash equivalents for future investment.

         The pro forma adjustment to land and buildings on operating leases as a result of the above transactions were as follows:

                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------       --------            -----
         Golden Corral in Edmond, OK                            $ 1,495,908          $    80,138        $ 1,576,046
         Golden Corral in Dubuque, IA                             1,527,271               81,818          1,609,089
         Tumbleweed Southwest Mesquite
           Grill & Bar in Hermitage, TN                           1,362,770               73,006          1,435,776
         Tumbleweed Southwest Mesquite
           Grill & Bar in Clarksville, TN                         1,416,585               75,888          1,492,473
         Arby's in Jacksonville, FL                                 984,017               52,715          1,036,732
         Jack in the Box in Los Angeles, CA                       1,379,750               73,915          1,453,665
         Ten wholly owned properties under
           construction at December 31, 1997                      4,075,176              218,314          4,293,490
                                                                -----------          -----------        -----------

                                                                $12,241,477          $   655,794        $12,897,271
                                                                ===========          ===========        ===========

(b) Represents the use of the Company's net offering proceeds to acquire ten properties (including eight properties consisting of land and building and two properties consisting of building only) for which the Company had made initial commitments to purchase as of March 2, 1998, for an estimated cost of $10,205,000, and the allocation of $546,696 of acquisition fees to these ten properties. See "Business Pending
         Investments" for a detailed description of these initial commitments.

         The pro forma  adjustment to land and  buildings and net  investment in direct  financing  leases as a result of the above  commitments were as follows:
                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------   ----------------     -----------
         Initial commitments to acquire ten
           properties as of March 2, 1998                       $10,205,000          $   546,696        $10,751,696
                                                                ===========          ===========        ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                     $ 8,697,232
             Net investment in direct financing leases                                                    2,054,464
                                                                                                        -----------
                                                                                                        $10,751,696
                                                                                                        ===========

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental payments received.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statement of Earnings:
---------------------------------------------

(1) Represents rental income from operating leases and earned income from direct financing leases for three of the properties acquired during the period January 1, 1997 through March 2, 1998, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1997, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the three Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                Date Pro Forma
                                             Date Placed        Property Became
                                             in Service         Operational as
                                           By the Company       Rental Property
                                           --------------       ---------------

               Burger King in Kent, OH      February 1997        December 1996
               Golden Corral in
                 Hopkinsville, KY           February 1997        February 1997
               Jack in the Box in
                 Folsom, CA                 October 1997        September 1997

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1997.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the actual dates of acquisition by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statement of Earnings - Continued:

(3) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $3,392,000 for the Pro Forma Properties for the year ended December 31,
         1997), as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1997.

(6) See Note (c) under "Pro Forma Consolidated Balance Sheet" for a description of direct financing leases.

                        Report of Independent Accountants



To the Board of Directors
CNL American Properties Fund, Inc.


We have audited the accompanying consolidated balance sheets of CNL American Properties Fund, Inc. (a Maryland corporation) and its subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 and the related financial statement schedules. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CNL American Properties Fund, Inc. and its subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole present fairly, in all material respects, the information required to be included therein.


/s/ Coopers & Lybrand L.L.P.


Orlando, Florida
January 22, 1998

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------


                                                         December 31,
               ASSETS                               1997              1996
                                                ------------      ------------

Land and buildings on operating leases,
  less accumulated depreciation                 $205,338,186      $ 60,243,146
Net investment in direct financing leases         47,613,595        15,204,972
Cash and cash equivalents                         47,586,777        42,450,088
Certificates of deposit                            2,008,224                -
Receivables, less allowance for doubtful
  accounts of $99,964 and $2,857                     635,796           142,389
Notes receivable                                  13,548,044                -
Mortgage notes receivable                         17,622,010        13,389,607
Accrued rental income                              1,772,261           422,076
Intangibles and other assets                       2,952,869         2,972,770
                                                ------------      ------------

                                                $339,077,762      $134,825,048
                                                ============      ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                  $  2,459,043      $  3,521,816
Accrued construction costs payable                10,978,211         6,587,573
Accounts payable and other accrued expenses        1,060,497            79,817
Due to related parties                             1,524,294           997,084
Rents paid in advance                                517,428           118,900
Deferred rental income                               557,576           335,849
Other payables                                        56,878            28,281
                                                ------------      ------------
      Total liabilities                           17,153,927        11,669,320
                                                ------------      ------------

Minority interest                                    285,734           288,301
                                                ------------      ------------

Commitments (Note 13)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                -                 -
  Excess shares, $0.01 par value per share.
    Authorized and unissued 78,000,000
    and 23,000,000 shares, respectively                   -                 -
  Common stock, $0.01 par value per share.
    Authorized 75,000,000 and 20,000,000
    shares, respectively, issued and
    outstanding 36,192,971 and 13,944,715,
    respectively                                     361,930           139,447
  Capital in excess of par value                 323,525,961       123,687,929
  Accumulated distributions in excess of
    net earnings                                  (2,249,790)         (959,949)
                                                ------------      ------------
      Total stockholders' equity                 321,638,101       122,867,427
                                                ------------      ------------

                                                $339,077,762      $134,825,048
                                                ============      ============




                See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF EARNINGS
                       -----------------------------------





                                                            Year Ended December 31,
                                               1997                 1996                  1995
                                            -----------          -----------          -----------
Revenues:
  Rental income from operating
    leases                                  $12,457,200          $ 3,731,806          $   510,841
  Earned income from direct
    financing leases                          3,033,415              625,492               28,935
  Interest income from
    mortgage notes receivable                 1,687,456            1,069,349                   -
  Other interest income                       2,254,375              773,404              118,859
  Other income                                   25,487                6,633                  496
                                            -----------          -----------          -----------
                                             19,457,933            6,206,684              659,131
                                            -----------          -----------          -----------

Expenses:
  General operating and
    administrative                              944,763              542,564              134,759
  Professional services                          65,962               58,976                8,119
  Asset and mortgage manage-
    ment fees to related party                  804,879              251,200               23,078
  State taxes                                   251,358               56,184               20,189
  Depreciation and amorti-
    zation                                    1,795,062              521,871              104,131
                                            -----------          -----------          -----------
                                              3,862,024            1,430,795              290,276
                                            -----------          -----------          -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                 15,595,909            4,775,889              368,855

Minority Interest in Income of
  Consolidated Joint Venture                    (31,453)             (29,927)                 (76)
                                            -----------          -----------          -----------

Net Earnings                                $15,564,456          $ 4,745,962          $   368,779
                                            ===========          ===========          ===========

Earnings Per Share of Common
  Stock (Basic and Diluted)                 $      0.66          $      0.59          $      0.19
                                            ===========          ===========          ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                                23,423,868            8,071,670            1,898,350
                                            ===========          ===========          ===========








          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


                                                                                                   Accumulated
                                                    Common stock              Capital in           distributions
                                                 Number          Par           excess of           in excess of
                                               of shares        value          par value           net earnings          Total
                                               ---------        -----          ---------           ------------          -----
Balance at December 31,
  1994                                             20,000      $    200       $    199,800        $        -          $    200,000

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                             3,845,416        38,454         38,415,704                 -            38,454,158

Stock issuance costs                                   -             -          (6,403,671)                -            (6,403,671)

Net earnings                                           -             -                  -             368,779              368,779

Distributions declared
  ($0.31 per share)                                    -             -                  -            (638,618)            (638,618)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1995                                          3,865,416        38,654         32,211,833           (269,839)          31,980,648

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            10,079,299       100,793        100,692,198                 -           100,792,991

Stock issuance costs                                   -             -          (9,216,102)                -            (9,216,102)

Net earnings                                           -             -                  -           4,745,962            4,745,962

Distributions declared
  ($0.71 per share)                                    -             -                  -          (5,436,072)          (5,436,072)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1996                                         13,944,715       139,447        123,687,929           (959,949)         122,867,427

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            22,248,256       222,483        222,260,077                 -           222,482,560

Stock issuance costs                                   -             -         (22,422,045)                -           (22,422,045)

Net earnings                                           -             -                  -          15,564,456           15,564,456

Distributions declared
  ($0.74 per share)                                    -             -                  -         (16,854,297)         (16,854,297)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1997                                         36,192,971      $361,930       $323,525,961        $(2,249,790)        $321,638,101
                                               ==========      ========       ============        ===========         ============



          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                                        Year Ended December 31,
                                                           1997                 1996                 1995
                                                       ------------         ------------         --------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Cash received from tenants                       $ 15,440,803         $  4,543,506         $    492,488
      Cash paid for expenses                             (1,903,876)            (928,001)            (113,384)
      Interest received                                   3,539,287            1,867,035              119,355
                                                       ------------         ------------         ------------
          Net cash provided by operating
            activities                                   17,076,214            5,482,540              498,459
                                                       ------------         ------------         ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings on
        operating leases                               (143,542,667)         (36,104,148)         (18,835,969)
      Increase in net investment in direct
        financing leases                                (39,155,974)         (13,372,621)          (1,364,960)
      Proceeds from sale of buildings and
        equipment under direct financing
        leases                                            7,251,510                   -                    -
      Investment in certificates of deposit              (2,000,000)                  -                    -
      Investment in notes receivable                    (12,521,401)                  -                    -
      Investment in mortgage notes
        receivable                                       (4,401,982)         (13,547,264)                  -
      Collections on mortgage notes
        receivable                                          250,732              133,850                   -
      Increase in intangibles and other
        assets                                                   -            (1,103,896)            (628,142)
                                                       ------------         ------------         ------------
          Net cash used in investing
            activities                                 (194,119,782)         (63,994,079)         (20,829,071)
                                                       ------------         ------------         ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition,
        organization, deferred offering and
        stock issuance costs paid by related
        parties on behalf of the Company                 (2,857,352)            (939,798)          (2,500,056)
      Proceeds from borrowing on line of
        credit                                           19,721,804            3,666,896                   -
      Payment on line of credit                         (20,784,577)            (145,080)                  -
      Contribution from minority interest
        of consolidated joint venture                              -              97,419              200,000
      Subscriptions received from
        stockholders                                    222,482,560          100,792,991           38,454,158
      Distributions to minority interest                    (34,020)             (39,121)                  -
      Distributions to stockholders                     (16,854,297)          (5,439,404)            (635,286)
      Payment of stock issuance costs                   (19,542,862)          (8,486,188)          (3,680,704)
      Other                                                  49,001              (54,533)                  -
                                                       ------------         ------------         -----------
          Net cash provided by financing
            activities                                  182,180,257           89,453,182           31,838,112
                                                       ------------         ------------         ------------

Net Increase in Cash and Cash Equivalents                 5,136,689           30,941,643           11,507,500

Cash and Cash Equivalents at Beginning of
  Year                                                   42,450,088           11,508,445                  945
                                                       ------------         ------------         ------------

Cash and Cash Equivalents at End of Year               $ 47,586,777         $ 42,450,088         $ 11,508,445
                                                       ============         ============         ============



          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                -------------------------------------------------



                                                                            Year Ended December 31,
                                                                1997                 1996                 1995
                                                            ------------         ------------         ------------
Reconciliation of Net Earnings to Net Cash
  Provided by Operating Activities:

    Net earnings                                            $ 15,564,456         $  4,745,962         $    368,779
                                                            ------------         ------------         ------------
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                           1,784,268              511,078              100,318
        Amortization                                              10,794               69,886                3,813
        Increase in receivables                                 (905,339)            (160,984)             (44,749)
        Decrease in net investment in direct
          financing leases                                     1,130,095              259,740                1,078
        Increase in accrued rental income                     (1,350,185)            (382,934)             (39,142)
        Increase in intangibles and other
          assets                                                  (6,869)              (4,293)              (8,090)
        Increase (decrease) in accounts
          payable and other accrued expenses                     153,223               (2,896)              38,461
        Increase (decrease) in due to related
          parties, excluding reimbursement of
          acquisition, organization, deferred
          offering and stock issuance costs
          paid on behalf of the Company                           15,466              (30,929)              42,868
        Increase in rents paid in advance                        398,528               93,549               25,351
        Increase in deferred rental income                       221,727              335,849                   -
        Increase in other payables                                28,597               18,585                9,696
        Increase in minority interest                             31,453               29,927                   76
                                                            ------------         ------------         ------------
            Total adjustments                                  1,511,758              736,578              129,680
                                                            ------------         ------------         ------------

Net Cash Provided by Operating Activities                   $ 17,076,214         $  5,482,540         $    498,459
                                                            ============         ============         ============

Supplemental Schedule of Non-Cash Investing and Financing Activities:

    Related parties paid certain  acquisition,
      organization,  deferred offering
      and stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                                   $    514,908         $    206,103         $    131,629
        Organization costs                                            -                    -                20,000
        Deferred offering costs                                       -               466,405                   -
        Stock issuance costs                                   2,351,244              338,212            2,084,145
                                                            ------------         ------------         ------------

                                                            $  2,866,152         $  1,010,720         $  2,235,774
                                                            ============         ============         ============





          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies:

         Organization  and Nature of Business - CNL  American  Properties  Fund,
         Inc. (the "Company") was organized in Maryland on May 2, 1994, primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. The Company also provides financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. In addition, the Company offers furniture, fixtures and equipment financing through leases or loans ("Secured Equipment Leases") to operators of restaurant chains.

         The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

         Principles  of  Consolidation  - The  Company  accounts  for its 85.47%
         interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. In addition, interest costs incurred during construction are capitalized in accordance with accounting standards. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. In addition, the Company offers equipment financing through leases or loans. The Property leases are accounted for using either the direct financing or the operating method. The Secured Equipment Leases are accounted for using the direct financing method. Such methods are described below:

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

                  Direct  financing  method - The leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset) (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the leases.

                  Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals (including rental payments, if any, required during the construction of a Property) vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service.

                  Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the Property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the Property is placed in service.

         When the Properties or equipment are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income or deferred rental income, will be removed from the accounts and any gains or losses from sales will be reflected in income. Management reviews its Properties for

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

         impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

         Mortgage Loans - The Company accounts for loan origination fees and costs incurred in connection with Mortgage Loans in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". This statement requires the deferral of loan origination fees and the capitalization of direct loan costs. The costs capitalized, net of the fees deferred, are amortized to interest income as an adjustment of yield over the life of the loans. The unpaid principal and accrued interest on the Mortgage Loans, plus the unamortized balance of such fees and costs are included in mortgage notes receivable (see Note 7).

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, money market funds (some of which are backed by government securities) and certificates of deposit (with maturities of three months or less when purchased). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks, money market funds and certificates of deposit may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

         Organization Costs - Organization costs are amortized over five years using the straight-line method and are included in intangibles and other assets. For the years ended December 31, 1997 and 1996, accumulated amortization of $10,318 and $6,318, respectively, was recorded.

         Loan Costs - Loan costs incurred in connection with the Company's $35,000,000 line of credit have been capitalized and are being amortized over the term of the loan commitment using the effective interest method. Income or expense associated with interest rate swap agreements related to the line of credit is recognized on the accrual basis as earned or incurred through an adjustment to interest expense. Loan costs are included in intangibles and other assets. As of December 31, 1997 and 1996, the Company had aggregate gross loan costs of $100,634 and $54,533, respectively. For the years ended December 31, 1997 and 1996, accumulated amortization of $61,783 and $22,034, respectively, was recorded.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and property.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period. The Company does not have any dilutive potential common shares.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

1.       Significant Accounting Policies - Continued:

         Reclassification   -  Certain  items  in  the  prior  years'  financial
         statements have been reclassified to conform with the 1997 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         New Accounting Standards - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share". The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share (see Earnings Per Share). Adoption of this standard had no material effect on the Company's financial position or results of operations.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure". The statement, which is effective for fiscal years ending after December 15, 1997, provides for disclosure of the Company's capital structure. At this time, the Company's Board of Directors has not determined the relative rights, preferences, and privileges of each class or series of preferred stock authorized. Since the Company has not issued preferred shares, the disclosures to this standard are not applicable.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income". The statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is its net earnings. The Company does not believe that adoption of this standard will have a material effect on the Company's financial position or results of operations.

2.       Public Offering:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 27,500,000 shares ($275,000,000) of common stock (the "1997 Offering").
         Of the 27,500,000 shares of common

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


2.       Public Offering - Continued:

         stock, the Company has registered, 2,500,000 shares ($25,000,000) are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. Prior to the 1997 Offering, the Company received proceeds from its initial offering (the "Initial Offering"), of $150,591,765 (15,059,177 shares), including $591,765
         (59,177 shares) issued pursuant to the Company's reinvestment plan. As of December 31, 1997, the Company had received aggregate subscription proceeds from its Initial Offering and 1997 Offering of $361,729,709 (36,172,971 shares), including $2,464,413 (246,441 shares) issued through the reinvestment plan.

         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock (the "1998 Offering") in an offering expected to commence immediately following the completion of the Company's 1997 Offering. Of the 34,500,000 shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 1998 Offering, including the percentage of gross proceeds payable to the managing dealer for selling commissions and expenses in connection with the offering, payable to the advisor for acquisition fees and acquisition expenses and reimbursable to the advisor for offering expenses, will be the same as those for the Company's 1997 Offering. Net proceeds from the 1998 Offering will be invested in additional Properties and Mortgage Loans.

3.       Leases:

         The Company leases its land, buildings and equipment to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases". For Property leases classified as direct financing leases, the building portions of the majority of the leases are accounted for as direct financing leases while the land portions of these leases are

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


3.       Leases - Continued:

         accounted for as operating leases. Substantially all Property leases have initial terms of 15 to 20 years (expiring between 2006 and 2017) and provide for minimum rentals. In addition, the majority of the Property leases provide for contingent rentals and/or scheduled rent increases over the terms of the leases. Each tenant also pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options for the Property leases generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the Property at the greater of the Company's purchase price plus a specified percentage of such purchase price or fair market value after a specified portion of the lease has elapsed.

         The Secured Equipment Leases recorded as direct financing leases as of December 31, 1997 provide for minimum rentals payable monthly and have lease terms ranging from four to seven years. The Secured Equipment Leases generally include an option for the lessee to acquire the equipment at the end of the lease term for a nominal fee.

4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at December 31:
                                              1997                   1996
                                          ------------           ------------

               Land                       $106,616,360           $ 33,850,436
               Buildings                    95,518,149             24,152,610
                                          ------------           ------------
                                           202,134,509             58,003,046
               Less accumulated
                 depreciation               (2,395,665)              (611,396)
                                          ------------           ------------
                                           199,738,844             57,391,650
               Construction in
                 progress                    5,599,342              2,851,496
                                          ------------           ------------

                                          $205,338,186           $ 60,243,146
                                          ============           ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


4.       Land and Buildings on Operating Leases - Continued:

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 1997, 1996 and 1995, the Company recognized $1,941,054, $517,067 and
         $39,142, respectively, of such rental income.

         During 1997, the Company sold five of its Properties and the equipment relating to two Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,252,000, which were equal to the carrying value of the Properties and the net investment in the direct financing leases for the equipment at the time of the sales. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the equipment to repay amounts previously advanced under its line of credit (see Note 8). The Company reinvested the proceeds from the sale of Properties in additional Properties.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1997:

                  1998                                          $ 18,891,310
                  1999                                            18,931,518
                  2000                                            18,960,643
                  2001                                            19,187,537
                  2002                                            19,982,822
                  Thereafter                                     265,518,312
                                                                ------------

                                                                $361,472,142
                                                                ============

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rentals which may be received on the leases based on a percentage of the tenant's gross sales. These amounts also do not include minimum lease payments that will become due when Properties under development are completed (see Note 13).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


5.       Net Investment in Direct Financing Leases:

         The following lists the components of net investment in direct financing leases at December 31:

                                                   1997              1996
                                               ------------      ------------

              Minimum lease payments
                receivable                     $ 98,121,853      $ 30,162,465
              Estimated residual values           6,889,570         1,346,332
              Secured equipment lease
                interest receivable                  67,614            18,286
              Less unearned income              (57,465,442)      (16,322,111)
                                               ------------      ------------

              Net investment in direct
                financing leases               $ 47,613,595      $ 15,204,972
                                               ============      ============

         The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 1997:

                  1998                                        6,820,081
                  1999                                        6,820,081
                  2000                                        6,872,134
                  2001                                        6,644,067
                  2002                                        6,546,936
                  Thereafter                                 64,418,554
                                                            -----------
                                                            $98,121,853
                                                            ===========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

6.       Notes Receivable:

         In October 1997, the Company entered into two promissory notes with a borrower for equipment financing, totalling $13,225,000 which are collateralized by restaurant equipment. The promissory notes bear interest at a rate of ten percent per annum and will be collected in 84 equal monthly installments totalling $219,550 beginning January 1, 1998. At December 31, 1997, the Company had advanced $12,521,400 to the borrower and had a remaining balance to fund of $703,600 (included in accounts payable and other accrued expenses at December 31, 1997). Notes receivable at December 31, 1997, include accrued interest of $323,044.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


6.       Notes Receivable - Continued:

         Management believes that the estimated fair value of notes receivable at December 31, 1997 approximated the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

7.       Mortgage Notes Receivable:

         During 1996, in connection with the acquisition of land for 35 Pizza Hut restaurants, the Company accepted three promissory notes in the aggregate principal sum of $12,847,000, collateralized by mortgages on the buildings on the 35 Pizza Hut Properties. The promissory notes bear interest at a rate of 10.75% per annum and are being collected in 240 equal monthly installments totalling $130,426.

         During 1997, in connection with the acquisition of land for nine Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $4,200,000, collateralized by a mortgage on the buildings on the nine Pizza Hut Properties and two additional Pizza Hut buildings. The promissory note bears interest at a rate of 10.5% per annum and is being collected in 240 equal monthly installments of $41,943.

         Mortgage notes receivable consisted of the following at December 31:

                                                   1997                1996
                                                -----------        -----------

              Outstanding principal             $16,662,418        $12,713,151
              Accrued interest income               118,887             35,285
              Deferred financing income             (85,448)           (46,268)
              Unamortized loan costs                926,153            687,439
                                                -----------        -----------

                                                $17,622,010        $13,389,607
                                                ===========        ===========

         Management believes that the estimated fair value of mortgage notes receivable at December 31, 1997 and 1996 approximated the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

8.       Line of Credit:

         In March 1996, the Company entered into a line of credit and security agreement with a bank, the proceeds of which were to be used by the Company to offer Secured Equipment Leases. The line of credit provided that the Company would be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, all advances under the line of credit bore interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the line of credit) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selected at the time advances were made. As a condition of obtaining the line of credit, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases.

         In August 1997, the Company's $15,000,000 line of credit was amended and restated to enable the Company to receive advances on a revolving $35,000,000 uncollateralized line of credit (the "Line of Credit") to provide equipment financing, to purchase and develop Properties and to fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         During the years ended December 31, 1997 and 1996, the Company obtained advances totalling $19,721,804 and $3,666,896, respectively, under the Line of Credit and made principal payments totalling $20,784,577 and $145,080, respectively. As of December 31, 1997 and 1996, $2,459,043 and $3,521,816, respectively, of principal was outstanding relating to the Line of Credit, plus $14,430 and $13,164, respectively, of accrued interest. As of December 31, 1997, the interest rate on amounts outstanding under the Line of Credit was 7.373% (LIBOR plus 1.65%). As of December 31, 1996, the interest rate on amounts outstanding under the Line of Credit ranged from 7.71% to 7.82% (215 basis points above the Reserve Adjusted LIBOR Rate). The Company believes, based on current terms, that the carrying value of its note payable at December 31, 1997 and 1996 approximated fair value. The terms of the Line of Credit include financial covenants which provide for the maintenance of certain financial ratios. The Company was in compliance with such covenants as of December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


8.       Line of Credit - Continued:

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. The agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. As of December 31, 1997, the notional balance was approximately $1,750,000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty. Management does not believe the impact of any payments of a termination penalty, in the event the Company determines to terminate the swap agreements prior to the end of their respective terms, would be material to the Company's financial position or results of operations.

         Interest costs (including amortization of loan costs) incurred for the years ended December 31, 1997 and 1996, were $544,788 and $127,012, respectively, all of which were capitalized as part of the cost of buildings under construction. For the years ended December 31, 1997, and 1996, the Company paid interest of $502,680 and $91,757, respectively. No interest was paid during the year ended December 31, 1995.

9.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with the public offerings of its shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Fund Advisors, Inc. (the "Advisor") has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         During the years ended December 31, 1997, 1996 and 1995, the Company incurred $22,422,045, $9,216,102 and $6,423,671, respectively, in organizational and offering costs, including

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

9.       Stock Issuance Costs - Continued:

         $17,798,605,  $8,063,439 and $3,076,333,  respectively,  in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 11). Of these amounts, as of December 31, 1997, 1996 and 1995, $38,041,818, $15,619,773 and $6,403,671, respectively, have been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

10.      Distributions:

         For the years ended December 31, 1997,  1996 and 1995,  93.33%,  90.25%
         and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1997, 1996 and 1995 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

11.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's common stock offerings, CNL Securities Corp.

         CNL Securities Corp. is entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of shares, a substantial portion of which has been or will be paid as commissions to other broker dealers. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $16,686,192, $7,559,474 and $2,884,062,
         respectively,   of  such  fees,  of  which  approximately  $15,563,500,
         $7,059,000 and $2,682,000, respectively, were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $1,112,413, $503,965 and
         $192,271, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

11.      Related Party Transactions - Continued:

         CNL Securities Corp. will also receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering terminates in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients purchased shares in such offering held shares on such date. As of December 31, 1997, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $10,011,715, $4,535,685 and $1,730,437, respectively, of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development/construction management fees, payable to affiliates of the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the years ended December 31, 1997 and 1996, the Company incurred $369,570 and $159,350, respectively, of such amounts relating to six and three Properties, respectively. No such amounts were incurred for the year ended December 31, 1995.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the years ended December 31, 1997 and 1996, the Company incurred $366,865 and $70,070, respectively, in Secured Equipment Lease servicing fees. No such amounts were incurred for the year ended December 31, 1995.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

11.      Related Party Transactions - Continued:

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of the Mortgage Loans as of the end of the proceeding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $881,668, $278,902 and $27,950 respectively, of such fees, $76,789, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of buildings for Properties that have been or are being constructed.

         Prior to such time, if any, as shares of the Company's common stock are listed on a national securities exchange or over-the-counter market, the Advisor is entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The real estate disposition fee is payable only after the stockholders receive distributions equal to the sum of an annual, aggregate, cumulative, noncompounded eight percent return on their invested capital ("Stockholders' 8% Return") plus their aggregate invested capital. No deferred, subordinated real estate disposition fees have been incurred to date.

         A subordinated share of net sales proceeds will be paid to the Advisor upon the sale of Company assets in an amount equal to ten percent of net sales proceeds. However, if net sales proceeds are reinvested in replacement properties or replacement Secured Equipment Leases, no such share of net sales proceeds will be paid to the Advisor until such replacement property or Secured Equipment Lease is sold. This amount will be paid only after the stockholders receive distributions equal to the sum of the stockholders' aggregate

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


11.      Related Party Transactions - Continued:

         invested capital and the Stockholders' 8% Return. As of December 31, 1997, no such payments have been made to the Advisor.

         The Advisor and its affiliates provide accounting and administrative services to the Company on a day-to-day basis as well as services in connection with the offering of shares. For the years ended December 31, 1997, 1996 and 1995, expenses incurred for these services were classified as follows:

                                            1997          1996          1995
                                         ----------    ----------    ----------

           Stock issuance costs          $1,676,226    $  769,225    $  714,674
           General operating and
             administrative expenses        556,240       334,603        68,016
                                         ----------    ----------    ----------

                                         $2,232,466    $1,103,828    $  782,690
                                         ==========    ==========    ==========

         During the years ended December 31, 1997, 1996 and 1995, the Company acquired five, four and nine Properties, respectively, for approximately $5,450,000, $2,610,000 and $6,621,000, respectively, from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the affiliate, including carrying costs, or the Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


11.      Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                      1997             1996
                                                   ----------       ----------

               Due to the Advisor:
                 Expenditures incurred on
                   behalf of the Company
                   and accounting and
                   administrative services         $  126,205       $  199,068
                 Acquisition fees                     386,972          383,210
                                                   ----------       ----------
                                                      513,177          582,278
                                                   ----------       ----------

               Due to CNL Securities Corp.:
                 Commissions                          940,520          372,227
                 Marketing support and
                   due diligence expense
                   reimbursement fees                  63,097           42,579
                                                   ----------       ----------
                                                    1,003,617          414,806
                                                   ----------       ----------

               Due to other affiliates                  7,500               -
                                                   ----------       ---------

                                                   $1,524,294       $  997,084
                                                   ==========       ==========

12.      Concentration of Credit Risk:

         The following schedule presents rental, earned and interest income from individual lessees or borrowers, or affiliated groups of lessees or borrowers, each representing more than ten percent of the Company's total rental, earned income and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the years ended December 31:
                                            1997         1996          1995
                                         ----------   ----------    ----------

           Castle Hill  Holdings  V,
             L.L.C.,  Castle Hill
             Holdings  VI, L.L.C.
             and Castle Hill Holdings
             VII, L.L.C.                 $2,636,004   $1,699,986    $       -
           Foodmaker, Inc.                1,980,338      346,179        66,813
           Houlihan's Restaurants,
             Inc.                         1,847,574           -             -
           DenAmerica Corp.               1,120,534      420,810        66,595
           Golden Corral Corporation      1,064,801      577,003       212,406
           Northstar Restaurants,
             Inc.                           328,914      329,117        73,219
           Roasters Corp.                    47,264      187,609        82,136

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


12.      Concentration of Credit Risk - Continued:

         In addition, the following schedule presents total rental, earned, and interest income from individual restaurant chains, each representing more than ten percent of the Company's total rental, earned income and interest income from its Properties, Mortgage Loans and Secured Equipment Leases and financing for at least one of the years ended December 31:

                                             1997          1996          1995
                                          ----------    ----------    ---------

             Pizza Hut                    $2,636,004    $1,699,986    $      -
             Golden Corral Family
               Steakhouse Restaurants      2,531,941     1,459,349      212,406
             Boston Market                 2,338,949       547,590       73,219
             Jack in the Box               1,980,338       346,179       66,813
             Denny's                         931,752       420,810       66,595
             Kenny Rogers' Roasters           47,264       187,609       82,136

         Although the Company's Properties are geographically diverse throughout the United States and the Company's lessees and borrowers operate a variety of restaurant concepts, failure of any one of these restaurant chains or any one of these lessees or borrowers that contributes more than ten percent of the Company's rental, earned income and interest income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

13.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $14,495,000, of which approximately $10,202,000 in land and other costs had been incurred as of December 31, 1997. The buildings currently under construction are expected to be operational by June 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The general terms of the lease agreements are substantially the same as those described in Note 3.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


14.      Subsequent Events:

         During the period January 1, 1998 through January 22, 1998, the Company received subscription proceeds for an additional 1,231,779 shares ($12,317,791) of common stock.

         On January 1, 1998, the Company declared distributions of $2,299,701 or $.06354 per share of common stock, payable on March 23, 1998, to stockholders of record on January 1, 1998.

         During the period January 1, 1998 through January 22, 1998, the Company acquired two Properties (both on which restaurants are being constructed) for cash at a total cost of approximately $1,067,000. The buildings under construction are expected to be operational by July 1998. In connection with the purchase of each Property, the Company as lessor, has entered into a long-term, triple-net lease agreement.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
             -------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                         Subsequent
                                                                      Initial Cost                     To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances           Land           Improvements         ments         Costs
                                             -------           ----           ------------        --------      --------
Properties the Company
  has Invested in Under
  Operating Leases:

    Applebee's Restaurants:
      Montclair, California                       -         $   874,094        $        -       $        -      $     -
      Salinas, California                         -             786,475                 -                -            -

    Arby's Restaurants:
      Avon, Indiana                               -             338,486            497,282               -            -
      Greensboro, North Carolina                  -             363,478            404,650               -            -
      Greenville, North Carolina                  -             277,986            490,143               -            -
      Jonesville, North Carolina                  -             228,364            539,764               -            -
      Kendallville, Indiana                       -             276,567            505,359               -            -
      Kernersville, North Carolina                -             273,325            413,077               -            -
      Kinston, North Carolina                     -             268,545            485,160               -            -
      Lexington, North Carolina                   -             320,924            463,347               -            -

    Barb Wires Steakhouse and Saloon
      Restaurants:
        Cookeville, Tennessee                     -             511,084                 -                -            -
        Lawrence, Kansas                          -             493,489                 -                -            -
        Murfreesboro, Tennessee                   -             514,900                 -                -            -
        Nashville, Tennessee                      -             420,176                 -                -            -

    Bennigan's Restaurant:
      Arvada, Colorado                            -             714,194          1,302,733               -            -

    Black-eyed Pea Restaurants:
      Hillsboro, Texas                            -             403,885                 -                -            -
      Mesa, Arizona                               -             784,939                 -                -            -

    Boston Market Restaurants:
      Arvada, Colorado                            -             569,452                 -           641,644           -
      Atlanta, Georgia                            -             775,523                 -           456,458           -
      Baltimore, Maryland                         -             585,818                 -           866,641           -
      Cedar Park, Texas                           -             569,769                 -           296,976           -
      Chanhassen, Minnesota                       -             376,929            639,875               -            -
      Collinsville, Illinois                      -             507,544                 -           328,353           -
      Corvallis, Oregon                           -             365,784                 -           605,763           -
      Dubuque, Iowa                               -             353,608            663,969               -            -
      Edgewater, Colorado                         -             320,463            627,371               -            -
      Ellisville, Missouri                        -             397,036                 -           639,422           -
      Florissant, Missouri                        -             705,522                 -           626,845           -
      Franklin, Tennessee (k)                     -             566,562            442,992               -            -
      Gambrills, Maryland                         -             667,992                 -           661,776           -
      Golden Valley, Minnesota                    -             665,422                 -           481,311           -
      Grand Island, Nebraska                      -             234,685            644,615               -            -
      Hoover, Alabama                             -             493,536            619,786               -            -
      Indianapolis, Indiana                       -             885,234                 -           867,523           -
      Jessup, Maryland                            -             630,950                 -           720,642           -
      Lansing, Michigan                           -             515,827                 -           572,706           -





                    Gross Amount at Which Carried                                                                       Life
                        at Close of Period (b)                                                                        on Which
       ---------------------------------------------------                                                          Depreciation
                                                                                                                      in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------





       $   874,094                   (g)       $   874,094              (h)             1997           08/96              (h)
           786,475                   (g)           786,475              (h)             1997           09/96              (h)


           338,486              497,282            835,768        $ 21,345              1996           09/96              (e)
           363,478              404,650            768,128           5,515              1990           08/97              (e)
           277,986              490,143            768,129           6,681              1995           08/97              (e)
           228,364              539,764            768,128           7,357              1995           08/97              (e)
           276,567              505,359            781,926          24,922              1995           07/96              (e)
           273,325              413,077            686,402           5,630              1994           08/97              (e)
           268,545              485,160            753,705           6,613              1995           08/97              (e)
           320,924              463,347            784,271           7,162              1992           07/97              (e)



           511,084                   (g)           511,084              (h)             1994           08/97              (h)
           493,489                   (g)           493,489              (h)             1994           08/97              (h)
           514,900                   (g)           514,900              (h)             1995           08/97              (h)
           420,176                   (g)           420,176              (h)             1978           08/97              (h)


           714,194            1,302,733          2,016,927          32,539              1997           04/97              (e)


           403,885                   (g)           403,885              (h)             1996           06/96              (h)
           784,939                   (g)           784,939              (h)             1994           09/97              (h)


           569,452              641,644          1,211,096          10,566              1997           04/97              (e)
           775,523              456,458          1,231,981          11,776              1997           12/96              (e)
           585,818              866,641          1,452,459          11,625              1997           05/97              (e)
           569,769              296,976            866,745           4,238              1997           04/97              (e)
           376,929              639,875          1,016,804          45,872              1995           11/95              (e)
           507,544              328,353            835,897           5,135              1997           04/97              (e)
           365,784              605,763            971,547          26,005              1996           07/96              (e)
           353,608              663,969          1,017,577          49,661              1995           10/95              (e)
           320,463              627,371            947,834           7,692              1997           08/97              (e)
           397,036              639,422          1,036,458          29,321              1996           06/96              (e)
           705,522              626,845          1,332,367          22,067              1996           09/96              (e)
           566,562              442,992          1,009,554          35,004              1995           08/95              (e)
           667,992              661,776          1,329,768           7,691              1997           05/97              (e)
           665,422              481,311          1,146,733          21,132              1996           06/96              (e)
           234,685              644,615            879,300          49,053              1995           09/95              (e)
           493,536              619,786          1,113,322           6,637              1997           09/97              (e)
           885,234              867,523          1,752,757           9,527              1997           04/97              (e)
           630,950              720,642          1,351,592          12,270              1997           05/97              (e)
           515,827              572,706          1,088,533           4,759              1997           05/97              (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                        Subsequent
                                                                      Initial Cost                    To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances             Land         Improvements         ments          Costs
                                             -------           --------       ------------        --------      --------
      La Quinta, California                       -             688,147                 -           351,810           -
      Liberty, Missouri                           -             469,049                 -           334,826           -
      Merced, California                          -             573,163                 -           402,636           -
      Newport News, Virginia                      -             473,596            586,377               -            -
      Riverdale, Maryland                         -             525,389                 -           574,019           -
      Rockwall, Texas                             -             528,118                 -           340,297           -
      San Antonio, Texas                          -             481,952                 -           315,486           -
      Saint Joseph, Missouri                      -             378,786                 -           388,489           -
      Stafford, Texas                             -             448,185            681,598               -            -
      Taylorsville, Utah                          -             901,777                 -           475,260           -
      Upland, California                          -             788,248                 -           209,449           -
      Vacaville, California                       -             751,576                 -           757,026           -
      Waldorf, Maryland                           -             651,867                 -           775,634           -

    Burger King Restaurants:
      Burbank, Illinois                           -             543,095                 -           620,617           -
      Chattanooga, Tennessee                      -             680,192                 -           575,426           -
      Chattanooga, Tennessee                      -             769,842                 -           411,012           -
      Chicago, Illinois                           -             917,717                 -           784,590           -
      Highland, Indiana                           -             672,815                 -           621,133           -
      Indian Head Park, Illinois                  -             618,715                 -           134,394           -
      Kent, Ohio                                  -             233,468            689,696               -            -
      Oak Lawn, Illinois                          -           1,211,346                 -           829,339           -
      Ooltewah, Tennessee                         -             546,261                 -           714,114           -

    Charley's Restaurants:
      King of Prussia, Pennsylvania               -             965,223            549,565               -            -
      McLean, Virginia                            -             944,585            689,363               -            -

    Chevy's Fresh Mex Restaurants:
      Arapahoe, Colorado                          -             986,426          1,680,312               -            -
      Beaverton, Oregon                           -             938,162          1,681,670               -            -
      Greenbelt, Maryland                         -             945,234          1,475,339               -            -
      Lake Oswego, Oregon                         -             963,047          1,505,671               -            -

    Darryl's Restaurants:
      Evansville, Indiana                         -             563,479                 -                -            -
      Hampton, Virginia                           -             698,367            570,468               -            -
      Huntsville, Alabama                         -             777,842            663,941               -            -
      Knoxville, Tennessee                        -             589,574                 -                -            -
      Louisville, Kentucky                        -             647,375                 -                -            -
      Mobile, Alabama                             -             495,195                 -                -            -
      Montgomery, Alabama                         -             346,380                 -                -            -
      Nashville, Tennessee                        -             513,218                 -                -            -
      Orlando, Florida                            -           1,485,631            772,853               -            -
      Pensacola, Florida                          -             389,394                 -                -            -
      Raleigh, North Carolina                     -             840,525            505,176               -            -
      Raleigh, North Carolina                     -           1,131,164            719,865               -            -
      Richmond, Virginia                          -             618,125                 -                -            -
      Richmond, Virginia                          -             311,196                 -                -            -
      Winston-Salem, North Carolina               -             436,867                 -                -            -



                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------
           688,147              351,810          1,039,957          12,379              1996           09/96              (e)
           469,049              334,826            803,875           4,136              1997           04/97              (e)
           573,163              402,636            975,799          16,620              1996           09/96              (e)
           473,596              586,377          1,059,973           9,010              1997           07/97              (e)
           525,389              574,019          1,099,408           4,508              1997           05/97              (e)
           528,118              340,297            868,415          13,394              1996           07/96              (e)
           481,952              315,486            797,438           2,802              1997           04/97              (e)
           378,786              388,489            767,275          13,482              1996           12/96              (e)
           448,185              681,598          1,129,783          11,344              1997           07/97              (e)
           901,777              475,260          1,377,037           8,908              1997           04/97              (e)
           788,248              209,449            997,697           9,637              1996           07/96              (e)
           751,576              757,026          1,508,602          11,839              1997           05/97              (e)
           651,867              775,634          1,427,501          12,130              1997           05/97              (e)


           543,095              620,617          1,163,712          28,962              1996           03/96              (e)
           680,192              575,426          1,255,618          13,403              1997           12/96              (e)
           769,842              411,012          1,180,854           8,111              1997           02/97              (e)
           917,717              784,590          1,702,307          21,908              1996           10/96              (e)
           672,815              621,133          1,293,948          29,476              1996           04/96              (e)
           618,715              134,394            753,109              (c)               (d)          04/96              (c)
           233,468              689,696            923,164          20,833              1970           02/97              (e)
         1,211,346              829,339          2,040,685          35,597              1996           03/96              (e)
           546,261              714,114          1,260,375          11,104              1997           04/97              (e)


           965,223              549,565          1,514,788          10,163              1977           06/97              (e)
           944,585              689,363          1,633,948          12,748              1971           06/97              (e)


           986,426            1,680,312          2,666,738             153              1994           12/97              (e)
           938,162            1,681,670          2,619,832             154              1995           12/97              (e)
           945,234            1,475,339          2,420,573             135              1994           12/97              (e)
           963,047            1,505,671          2,468,718             138              1995           12/97              (e)


           563,479                   (g)           563,479              (h)             1983           06/97              (h)
           698,367              570,468          1,268,835          10,550              1983           06/97              (e)
           777,842              663,941          1,441,783          12,278              1981           06/97              (e)
           589,574                   (g)           589,574              (h)             1983           06/97              (h)
           647,375                   (g)           647,375              (h)             1983           06/97              (h)
           495,195                   (g)           495,195              (h)             1983           06/97              (h)
           346,380                   (g)           346,380              (h)             1984           06/97              (h)
           513,218                   (g)           513,218              (h)             1981           06/97              (h)
         1,485,631              772,853          2,258,484          14,292              1983           06/97              (e)
           389,394                   (g)           389,394              (h)             1983           06/97              (h)
           840,525              505,176          1,345,701           9,342              1980           06/97              (e)
         1,131,164              719,865          1,851,029          13,313              1972           06/97              (e)
           618,125                   (g)           618,125              (h)             1982           06/97              (h)
           311,196                   (g)           311,196              (h)             1982           06/97              (h)
           436,867                   (g)           436,867              (h)             1978           06/97              (h)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                     Initial Cost                    To Acquisition
                                                              ---------------------------        ----------------------
                                                                              Buildings
                                             Encum-                              and             Improve-      Carrying
                                            brances           Land           Improvements         ments         Costs
                                            -------           ----           ------------        --------      --------

    Denny's Restaurants:
      McKinney, Texas                            -             439,961                 -                -            -
      Pasadena, Texas                            -             466,555            506,094               -            -
      Shawnee, Oklahoma                          -             528,090            625,653               -            -
      Tampa, Florida                             -             397,302                 -                -            -

    Einstein Brothers' Bagels
      Restaurants:
        Dearborn, Michigan                       -             464,102                 -           236,674           -
        Springfield, Virginia                    -             628,804                 -            36,311           -

    Golden Corral Family
      Steakhouse Restaurants:
        Carlsbad, New Mexico                     -             384,221                 -           643,854           -
        Cleburne, Texas                          -             359,455                 -           653,853           -
        Columbia, Tennessee                      -             442,218                 -                -            -
        Columbus, Ohio                           -           1,031,098                 -         1,092,939           -
        Corpus Christi, Texas                    -             576,319                 -           967,482           -
        Corsicana, Texas                         -             349,227            699,756               -            -
        Council Bluffs, Iowa                     -             482,178                 -            11,844           -
        Dover, Delaware                          -           1,043,108                 -           977,508           -
        Duncan, Oklahoma                         -             161,573                 -           955,184           -
        Enid, Oklahoma                           -             364,860                 -           790,942           -
        Fort Walton Beach, Florida               -             591,440                 -         1,034,541           -
        Fort Worth, Texas                        -             640,320            898,171               -            -
        Hopkinsville, Kentucky                   -             455,534                 -                -            -
        Jacksonville, Florida                    -             616,450                 -         1,010,728           -
        Jacksonville, Florida                    -             541,510                 -         1,132,450           -
        Liberty, Missouri                        -             409,209                 -           930,147           -
        Lufkin, Texas                            -             463,303                 -           994,467           -
        Moberly, Missouri                        -             581,989                 -           664,344           -
        Mobile, Alabama                          -             429,268                 -         1,032,335           -
        Muskogee, Oklahoma                       -             393,435                 -            15,109           -
        Olathe, Kansas                           -             547,126                 -           916,145           -
        Palatka, Florida                         -             322,919                 -           950,722           -
        Port Richey, Florida                     -             626,999                 -         1,130,692           -
        Tampa, Florida                           -             825,065                 -         1,222,843           -
        Universal City, Texas                    -             357,429                 -           650,249           -
        Winchester, Kentucky                     -             303,823                 -           923,607           -


    Ground Round Restaurants:
      Allentown, Pennsylvania                    -             405,631            884,954               -            -
      Cincinnati, Ohio                           -             282,099            534,632               -            -
      Crystal, Minnesota                         -             370,667            431,642               -            -
      Dubuque, Iowa                              -             693,733            810,458               -            -
      Ewing, New Jersey                          -             371,254            685,847               -            -
      Gloucester, New Jersey                     -             422,489            528,849               -            -
      Janesville, Wisconsin                      -             451,235            548,178               -            -
      Kalamazoo, Michigan                        -             287,331            712,081               -            -



                                                                                                                        Life
                  Gross Amount at Which Carried                                                                       on Which
                     at Close of Period (b)                                                                         Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------


           439,961                   (g)           439,961              (h)             1996           06/96            (h)
           466,555              506,094            972,649          39,131              1981           09/95            (e)
           528,090              625,653          1,153,743          48,370              1987           09/95            (e)
           397,302                   (g)           397,302              (h)             1997           02/97            (h)



           464,102              236,674            700,776           3,723              1997           04/97            (e)
           628,804               36,311            665,115             588              1997           05/97            (e)



           384,221              643,854          1,028,075          50,415              1995           08/95            (e)
           359,455              653,853          1,013,308          48,395              1995           08/95            (e)
           442,218                   (g)           442,218              (h)             1996           12/96            (h)
         1,031,098            1,092,939          2,124,037          77,421              1995           11/95            (e)
           576,319              967,482          1,543,801           8,681              1997           05/97            (e)
           349,227              699,756          1,048,983          55,883              1995           08/95            (e)
           482,178               11,844            494,022              (c)               (d)          12/97            (c)
         1,043,108              977,508          2,020,616          75,038              1995           08/95            (e)
           161,573              955,184          1,116,757           2,704              1997           08/97            (e)
           364,860              790,942          1,155,802           2,745              1997           06/97            (e)
           591,440            1,034,541          1,625,981              (c)               (d)          08/97            (c)
           640,320              898,171          1,538,491          70,972              1995           08/95            (e)
           455,534                   (g)           455,534              (h)             1996           02/97            (h)
           616,450            1,010,728          1,627,178           9,069              1997           05/97            (e)
           541,510            1,132,450          1,673,960          12,333              1997           06/97            (e)
           409,209              930,147          1,339,356           5,946              1997           06/97            (e)
           463,303              994,467          1,457,770          34,603              1997           11/96            (e)
           581,989              664,344          1,246,333          14,349              1997           12/96            (e)
           429,268            1,032,335          1,461,603             189              1997           09/97            (e)
           393,435               15,109            408,544              (c)               (d)          12/97            (c)
           547,126              916,145          1,463,271              (c)               (d)          10/97            (c)
           322,919              950,722          1,273,641             434              1997           09/97            (e)
           626,999            1,130,692          1,757,691          48,325              1996           05/96            (e)
           825,065            1,222,843          2,047,908          77,496              1995           08/95            (e)
           357,429              650,249          1,007,678          51,253              1995           08/95            (e)
           303,823              923,607          1,227,430          17,586              1997           02/97            (e)



           405,631              884,954          1,290,585           5,900              1983           10/97            (e)
           282,099              534,632            816,731           3,564              1981           10/97            (e)
           370,667              431,642            802,309           2,878              1981           10/97            (e)
           693,733              810,458          1,504,191           5,403              1982           10/97            (e)
           371,254              685,847          1,057,101           2,756              1979           11/97            (e)
           422,489              528,849            951,338           3,526              1981           10/97            (e)
           451,235              548,178            999,413           3,655              1982           10/97            (e)
           287,331              712,081            999,412           4,747              1980           10/97            (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                        Subsequent
                                                                        Initial Cost                  To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances             Land         Improvements         ments         Costs
                                             -------           --------       ------------        --------      --------
      Nanuet, New Jersey                          -             375,116            605,067               -            -
      Parma, Ohio                                 -             388,699            793,475               -            -
      Reading, Pennsylvania                       -             728,574            793,410               -            -
      Waterloo, Iowa                              -             436,471            659,089               -            -
      Wauwatosa, Wisconsin                        -             627,680            804,399               -            -

    Houlihan's Restaurants:
      Bethel Park, Pennsylvania                   -             846,183            595,600               -            -
      Langhorne, Pennsylvania                     -             817,039            648,765               -            -
      Plymouth Meeting, Pennsylvania              -           1,181,460            908,880               -            -

    International House of Pancakes
      Restaurants:
        Elk Grove, California                     -             584,766                 -                -            -
        Fairfax, Virginia                         -           1,096,763            705,345               -            -
        Houston, Texas                            -             645,365            856,532               -            -
        Lake Jackson, Texas                       -             460,167            802,640               -            -
        Leesburg, Virginia                        -             665,015            580,798               -            -
        Loveland, Colorado                        -             488,259                 -                -            -
        Stockbridge, Georgia                      -             765,743            707,406               -            -
        Victoria, Texas                           -             319,237                 -                -            -

    Jack in the Box Restaurants:
      Bacliff, Texas                              -             419,488                 -           697,861           -
      Channelview, Texas                          -             361,238                 -           711,595           -
      Corinth, Texas                              -             396,864                 -           620,042           -
      Dallas, Texas                               -             369,886                 -           513,533           -
      Enumclaw, Washington                        -             124,468                 -           773,506           -
      Florissant, Missouri                        -             388,820                 -           773,834           -
      Folsom, California                          -             635,343            703,067               -            -
      Fresno, California                          -             286,850                 -           606,547           -
      Garland, Texas                              -             382,042                 -           613,690           -
      Hollister, California                       -             537,223                 -           592,536           -
      Houston, Texas                              -             545,485                 -           527,020           -
      Houston, Texas                              -             403,002                 -           610,815           -
      Houston, Texas                              -             375,776                 -           643,445           -
      Houston, Texas                              -             370,342                 -           548,107           -
      Houston, Texas                              -             420,521                 -           543,338           -
      Humble, Texas                               -             437,667                 -           591,877           -
      Humble, Texas                               -             390,509                 -           596,872           -
      Kent, Washington                            -             737,038                 -           604,806           -
      Kingsburg, California                       -             415,880                 -           649,681           -
      Las Vegas, Nevada                           -             730,674                 -           600,180           -
      Los Angeles, California                     -             603,354            602,630               -            -
      Los Angeles, California                     -             911,754                 -           581,552           -
      Los Angeles, California                     -             740,616            678,189               -            -
      Moscow, Idaho                               -             217,851                 -           751,664           -
      Murrieta, California                        -             387,455                 -           625,933           -
      Oxnard, California                          -             681,663                 -           642,924           -
      Palmdale, California                        -             631,275                 -           567,912           -
      West Sacramento, California                 -             523,089                 -           617,131           -
      Woodland, California                        -             358,130                 -           668,383           -




                                                                                                                        Life
                      Gross Amount at Which Carried                                                                   on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------
           375,116              605,067            980,183               1,658            1982          12/97                  (e)
           388,699              793,475          1,182,174               5,290            1977          10/97                  (e)
           728,574              793,410          1,521,984               5,289            1982          10/97                  (e)
           436,471              659,089          1,095,560               4,394            1982          10/97                  (e)
           627,680              804,399          1,432,079               5,363            1977          10/97                  (e)


           846,183              595,600          1,441,783              11,015            1972          06/97                  (e)
           817,039              648,765          1,465,804              11,998            1976          06/97                  (e)
         1,181,460              908,880          2,090,340              16,808            1974          06/97                  (e)



           584,766                   (g)           584,766                  (h)           1997          08/97                  (h)
         1,096,763              705,345          1,802,108              12,593            1995          06/97                  (e)
           645,365              856,532          1,501,897              14,256            1996          07/97                  (e)
           460,167              802,640          1,262,807               9,767            1997          08/97                  (e)
           665,015              580,798          1,245,813              11,855            1994          05/97                  (e)
           488,259                   (g)           488,259                  (h)           1997          08/97                  (h)
           765,743              707,406          1,473,149              11,774            1997          07/97                  (e)
           319,237                   (g)           319,237                  (h)           1997          08/97                  (h)


           419,488              697,861          1,117,349               9,576            1997          04/97                  (e)
           361,238              711,595          1,072,833               6,580            1997          07/97                  (e)
           396,864              620,042          1,016,906               6,016            1997          06/97                  (e)
           369,886              513,533            883,419              15,527            1997          12/96                  (e)
           124,468              773,506            897,974              10,826            1997          04/97                  (e)
           388,820              773,834          1,162,654                  (c)             (d)         10/97                  (c)
           635,343              703,067          1,338,410               4,880            1997          10/97                  (e)
           286,850              606,547            893,397               6,772            1997          05/97                  (e)
           382,042              613,690            995,732               5,338            1997          07/97                  (e)
           537,223              592,536          1,129,759              14,421            1997          01/97                  (e)
           545,485              527,020          1,072,505              32,199            1996          11/95                  (e)
           403,002              610,815          1,013,817              26,930            1996          07/96                  (e)
           375,776              643,445          1,019,221              27,207            1996          07/96                  (e)
           370,342              548,107            918,449              13,540            1997          02/97                  (e)
           420,521              543,338            963,859               9,949            1997          03/97                  (e)
           437,667              591,877          1,029,544              26,729            1996          06/96                  (e)
           390,509              596,872            987,381              18,025            1997          02/97                  (e)
           737,038              604,806          1,341,844              14,388            1997          01/97                  (e)
           415,880              649,681          1,065,561              15,693            1997          01/97                  (e)
           730,674              600,180          1,330,854              16,285            1997          01/97                  (e)
           603,354              602,630          1,205,984              50,272            1986          06/95                  (e)
           911,754              581,552          1,493,306              12,720            1997          01/97                  (e)
           740,616              678,189          1,418,805                 124            1997          12/97                  (e)
           217,851              751,664            969,515              19,157            1992          01/97                  (e)
           387,455              625,933          1,013,388              14,948            1997          01/97                  (e)
           681,663              642,924          1,324,587              10,642            1997          04/97                  (e)
           631,275              567,912          1,199,187              11,695            1997          02/97                  (e)
           523,089              617,131          1,140,220               5,312            1997          07/97                  (e)
           358,130              668,383          1,026,513               5,127            1997          07/97                  (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                     Initial Cost                   To Acquisition
                                                             ---------------------------        ----------------------
                                                                             Buildings
                                            Encum-                              and             Improve-      Carrying
                                           brances           Land           Improvements         ments         Costs
                                           -------           ----           ------------        --------      --------
    Kenny Rogers' Roasters
      Restaurant:
        Grand Rapids, Michigan                  -             282,806            599,309               -            -

    Kentucky Fried Chicken
      Restaurant:
        Putnam, Connecticut                     -             301,723                 -                -            -

    Mr. Fables's Restaurant:
      Grand Rapids, Michigan                    -             320,594            559,433               -            -

    On The Border Restaurant:
      San Antonio, TX                           -                  -                  -         1,305,075           -

    Pizza Hut Restaurants:
      Adrian, Michigan                          -             242,239                 -                -            -
      Beaver, West Virginia                     -             212,053                 -                -            -
      Beckley, West Virginia                    -             209,432                 -                -            -
      Bedford, Ohio                             -             174,721                 -                -            -
      Belle, West Virginia                      -              46,737                 -                -            -
      Bluefield, West Virginia                  -             120,449                 -                -            -
      Bolivar, Ohio                             -             190,009                 -                -            -
      Bowling Green, Ohio                       -             200,442                 -                -            -
      Bowling Green, Ohio                       -             135,831                 -                -            -
      Carrollton, Ohio                          -             187,082                 -                -            -
      Cleveland, Ohio                           -             116,849                 -                -            -
      Cleveland, Ohio                           -             126,494                 -                -            -
      Cleveland, Ohio                           -             226,163                 -                -            -
      Cross Lanes, West Virginia                -             215,881                 -                -            -
      Defiance, Ohio                            -             242,239                 -                -            -
      Dover, Ohio                               -             245,145                 -                -            -
      East Cleveland, Ohio                      -             194,012                 -                -            -
      Euclid, Ohio                              -             202,050                 -                -            -
      Fairview Park, Ohio                       -             142,570                 -                -            -
      Huntington, West Virginia                 -             212,093                 -                -            -
      Hurricane, West Virginia                  -             180,803                 -                -            -
      Lambertville, Michigan                    -              99,166                 -                -            -
      Marietta, Ohio                            -             169,454                 -                -            -
      Mayfield Heights, Ohio                    -             202,552                 -                -            -
      Middleburg Heights, Ohio                  -             216,518                 -                -            -
      Millersburg, Ohio                         -             213,090                 -                -            -
      Milton, West Virginia                     -              99,815                 -                -            -
      Monroe, Michigan                          -             152,215                 -                -            -
      New Philadelphia, Ohio                    -             149,206                 -                -            -
      New Philadelphia, Ohio                    -             223,981                 -                -            -
      North Olmsted, Ohio                       -             259,922                 -                -            -
      Norwalk, Ohio                             -             261,529                 -                -            -
      Ronceverte, West Virginia                 -              99,733                 -                -            -
      Sandusky, Ohio                            -             259,922                 -                -            -
      Seven Hills, Ohio                         -             239,023                 -                -            -
      Steubenville, Ohio                        -             228,199                 -                -            -
      Strongsville, Ohio                        -             186,476                 -                -            -



                                                                                                                        Life
                    Gross Amount at Which Carried                                                                     on Which
                       at Close of Period (b)                                                                       Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------


           282,806              599,309            882,115          48,123              1995           08/95            (e)



           301,723                   (g)           301,723              (h)             1997           07/97            (h)


           320,594              559,433            880,027          33,362              1967           03/96            (e)


                -             1,305,075          1,305,075              (c)               (d)          10/97            (c)


           242,239                   -             242,239              (f)             1989           01/96            (f)
           212,053                   -             212,053              (f)             1986           05/96            (f)
           209,432                   -             209,432              (f)             1978           05/96            (f)
           174,721                   -             174,721              (f)             1975           01/96            (f)
            46,737                   -              46,737              (f)             1980           05/96            (f)
           120,449                   -             120,449              (f)             1986           05/96            (f)
           190,009                   -             190,009              (f)             1996           03/97            (f)
           200,442                   -             200,442              (f)             1985           01/96            (f)
           135,831                   -             135,831              (f)             1992           12/96            (f)
           187,082                   -             187,082              (f)             1990           03/97            (f)
           116,849                   -             116,849              (f)             1978           01/96            (f)
           126,494                   -             126,494              (f)             1986           01/96            (f)
           226,163                   -             226,163              (f)             1987           01/96            (f)
           215,881                   -             215,881              (f)             1990           05/96            (f)
           242,239                   -             242,239              (f)             1977           01/96            (f)
           245,145                   -             245,145              (f)             1975           05/97            (f)
           194,012                   -             194,012              (f)             1986           01/96            (f)
           202,050                   -             202,050              (f)             1983           01/96            (f)
           142,570                   -             142,570              (f)             1996           01/96            (f)
           212,093                   -             212,093              (f)             1978           05/96            (f)
           180,803                   -             180,803              (f)             1978           05/96            (f)
            99,166                   -              99,166              (f)             1994           01/96            (f)
           169,454                   -             169,454              (f)             1986           05/96            (f)
           202,552                   -             202,552              (f)             1980           04/96            (f)
           216,518                   -             216,518              (f)             1975           01/96            (f)
           213,090                   -             213,090              (f)             1989           03/97            (f)
            99,815                   -              99,815              (f)             1986           05/96            (f)
           152,215                   -             152,215              (f)             1994           01/96            (f)
           149,206                   -             149,206              (f)             1975           03/97            (f)
           223,981                   -             223,981              (f)             1983           03/97            (f)
           259,922                   -             259,922              (f)             1976           01/96            (f)
           261,529                   -             261,529              (f)             1993           01/96            (f)
            99,733                   -              99,733              (f)             1991           05/96            (f)
           259,922                   -             259,922              (f)             1978           01/96            (f)
           239,023                   -             239,023              (f)             1983           01/96            (f)
           228,199                   -             228,199              (f)             1983           03/97            (f)
           186,476                   -             186,476              (f)             1976           04/96            (f)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997

                                                                                                  Costs Capitalized
                                                                                                     Subsequent
                                                                   Initial Cost                    To Acquisition
                                                            ---------------------------        ----------------------
                                                                            Buildings
                                           Encum-                              and             Improve-      Carrying
                                          brances             Land         Improvements         ments         Costs
                                          -------           --------       ------------        --------      --------
      Toledo, Ohio                             -             128,604                 -                -            -
      Toledo, Ohio                             -             194,097                 -                -            -
      Toledo, Ohio                             -             208,480                 -                -            -
      Toledo, Ohio                             -             176,170                 -                -            -
      Toledo, Ohio                             -             197,227                 -                -            -
      Uhrichsville, Ohio                       -             279,779                 -                -            -
      Wellsburg, West Virginia                 -             167,170                 -                -            -

    Ruby Tuesday's Restaurant:
      London, Kentucky                         -             354,415                 -                -            -

    Ruth's Chris Steak House
      Restaurant:
        Tampa, Florida                         -           1,076,442          1,062,751               -            -

    Ryan's Family Steak House
      Restaurant:
        Spring Hill, Florida                   -             591,371                 -         1,175,273           -

    Shoney's Restaurants:
      Indian Harbor Beach, Florida             -             309,101                 -           420,249           -
      Las Vegas, Nevada                        -             656,316                 -           970,452           -
      Guadalupe, Arizona                       -             623,725                 -                -            -

    TGI Friday's Restaurant:
      Mesa, Arizona                            -             903,876                 -           284,913           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Camarillo, California                  -             640,061                 -           687,385           -
        Knoxville, Tennessee                   -             358,027                 -           444,622           -
        Westlake Village, California           -             763,232                 -           153,034           -
                                                        ------------        -----------      -----------     -------

                                                        $106,616,360        $43,045,117      $58,072,374     $     -
                                                        ============        ===========      ===========     =======




                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------
           128,604                   -             128,604                  (f)           1988          04/96                  (f)
           194,097                   -             194,097                  (f)           1993          12/96                  (f)
           208,480                   -             208,480                  (f)           1975          01/96                  (f)
           176,170                   -             176,170                  (f)           1985          01/96                  (f)
           197,227                   -             197,227                  (f)           1978          01/96                  (f)
           279,779                   -             279,779                  (f)           1983          03/97                  (f)
           167,170                   -             167,170                  (f)           1980          03/97                  (f)


           354,415                   (g)           354,415                  (h)           1997          08/97                  (h)



         1,076,442            1,062,751          2,139,193              20,236            1996          06/97                  (e)



           591,371            1,175,273          1,766,644              38,505            1996          09/96                  (e)


           309,101              420,249            729,350              11,312            1997          01/97                  (e)
           656,316              970,452          1,626,768                  (c)             (d)         08/97                  (c)
           623,725                   (g)           623,725                  (h)           1997          04/97                  (h)


           903,876              284,913          1,188,789                  (c)             (d)         09/97                  (c)



           640,061              687,385          1,327,446              33,167            1996          06/96                  (e)
           358,027              444,622            802,649              19,300            1996          05/96                  (e)
           763,232              153,034            916,266                  (c)             (d)         11/97                  (c)
      ------------         ------------       ------------          ----------

      $106,616,360         $101,117,491       $207,733,851          $2,395,665
      ============         ============       ============          ==========


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                 Costs Capitalized
                                                                                                     Subsequent
                                                                   Initial Cost                    To Acquisition
                                                           ---------------------------        ----------------------
                                                                           Buildings
                                          Encum-                              and             Improve-      Carrying
                                         brances           Land           Improvements         ments         Costs
                                         -------           ----           ------------        --------      --------
Properties the Company
  has Invested in Under
  Direct Financing Leases:

    Applebee's Restaurants:
      Montclair, California                   -         $        -         $        -       $   890,100     $     -
      Salinas, California                     -                  -                  -           794,058           -

    Barb Wires Steakhouse and
      Saloon Restaurants:
        Cookeville, Tennessee                 -                  -           1,029,717               -            -
        Hendersonville, Tennessee             -                  -             782,282               -            -
        Lawrence, Kansas                      -                  -           1,022,607               -            -
        Murfreesboro, Tennessee               -                  -             976,699               -            -
        Nashville, Tennessee                  -                  -             949,367               -            -

    Black-Eyed Pea Restaurants:
      Albuquerque, New Mexico                 -                  -             705,746               -            -
      Albuquerque, New Mexico                 -                  -             704,757               -            -
      Bedford, Texas                          -                  -             655,028               -            -
      Dallas, Texas                           -                  -             655,011               -            -
      Dallas, Texas                           -                  -             698,827               -            -
      Forestville, Maryland                   -                  -             681,034               -            -
      Fort Worth, Texas                       -                  -             655,014               -            -
      Hillsboro, Texas                        -                  -                  -           849,816           -
      Houston, Texas                          -                  -             685,977               -            -
      Mesa, Arizona                           -                  -             906,740               -            -
      Oklahoma City, Oklahoma                 -                  -             651,523               -            -
      Phoenix, Arizona                        -                  -             677,681               -            -
      Phoenix, Arizona                        -                  -             677,805               -            -
      Phoenix, Arizona                        -                  -             682,141               -            -
      Scottsdale, Arizona                     -                  -                  -           823,188           -
      Tucson, Arizona                         -                  -             678,333               -            -
      Waco, Texas                             -                  -             699,815               -            -
      Wichita, Kansas                         -                  -             698,827               -            -

    Darryl's Restaurants:
      Evansville, Indiana                     -                  -             974,401               -            -
      Knoxville, Tennessee                    -                  -             709,047               -            -
      Louisville, Kentucky                    -                  -             915,201               -            -
      Mobile, Alabama                         -                  -           1,009,042               -            -
      Montgomery, Alabama                     -                  -             952,382               -            -
      Nashville, Tennessee                    -                  -             736,400               -            -
      Pensacola, Florida                      -                  -             725,709               -            -
      Richmond, Virginia                      -                  -             775,617               -            -
      Richmond, Virginia                      -                  -             650,175               -            -
      Winston-Salem, North Carolina           -                  -             812,752               -            -

    Denny's Restaurants:
      McKinney, Texas                         -                  -                  -           655,052           -
      Tampa, Florida                          -                  -                  -           715,957           -



                                                                                                                        Life
                    Gross Amount at Which Carried                                                                     on Which
                        at Close of Period (b)                                                                      Depreciation
       --------------------------------------------------                                                             in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------





                  (g)                  (g)                (g)             (h)           1997           08/96              (h)
                  (g)                  (g)                (g)             (h)           1997           09/96              (h)



                  (g)                  (g)                (g)             (h)           1994           08/97              (h)
                  (j)                  (g)                (g)             (h)           1974           08/97              (h)
                  (g)                  (g)                (g)             (h)           1994           08/97              (h)
                  (g)                  (g)                (g)             (h)           1995           08/97              (h)
                  (g)                  (g)                (g)             (h)           1978           08/97              (h)


                  (j)                  (g)                (g)             (h)           1993           10/97              (h)
                  (j)                  (g)                (g)             (h)           1993           10/97              (h)
                  (j)                  (g)                (g)             (h)           1993           03/97              (h)
                  (j)                  (g)                (g)             (h)           1996           03/97              (h)
                  (j)                  (g)                (g)             (h)           1991           10/97              (h)
                  (j)                  (g)                (g)             (h)           1989           10/97              (h)
                  (j)                  (g)                (g)             (h)           1991           03/97              (h)
                  (g)                  (g)                (g)             (h)           1996           06/96              (h)
                  (j)                  (g)                (g)             (h)           1990           10/97              (h)
                  (g)                  (g)                (g)             (h)           1994           09/97              (h)
                  (j)                  (g)                (g)             (h)           1992           03/97              (h)
                  (j)                  (g)                (g)             (h)           1991           09/97              (h)
                  (j)                  (g)                (g)             (h)           1993           09/97              (h)
                  (j)                  (g)                (g)             (h)           1994           09/97              (h)
                  (j)                  (g)                (g)             (h)           1997           04/97              (h)
                  (j)                  (g)                (g)             (h)           1995           09/97              (h)
                  (j)                  (g)                (g)             (h)           1991           10/97              (h)
                  (j)                  (g)                (g)             (h)           1992           10/97              (h)


                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1984           06/97              (h)
                  (g)                  (g)                (g)             (h)           1981           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1982           06/97              (h)
                  (g)                  (g)                (g)             (h)           1982           06/97              (h)
                  (g)                  (g)                (g)             (h)           1978           06/97              (h)


                  (g)                  (g)                (g)             (h)           1996           06/96              (h)
                  (g)                  (g)                (g)             (h)           1997           02/97              (h)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                      Initial Cost                   To Acquisition
                                                             ---------------------------        ----------------------
                                                                             Buildings
                                            Encum-                              and             Improve-      Carrying
                                           brances           Land           Improvements         ments         Costs
                                           -------           ----           ------------        --------      --------
    Golden Corral Family
      Steakhouse Restaurants:
        Brooklyn, Ohio                          -                  -           1,044,311               -            -
        Columbia, Tennessee                     -                  -                  -           939,712           -
        Eastlake, Ohio                          -             256,332          1,473,307               -            -
        Hopkinsville, Kentucky                  -                  -                  -           869,221           -

    International House of
      Pancakes Restaurants:
        Elk Grove, California                   -                  -           1,039,584               -            -
        Loveland, Colorado                      -                  -             963,597               -            -
        Victoria, Texas                         -                  -             814,015               -            -

    Kentucky Fried Chicken
      Restaurant:
        Putnam, Connecticut                     -                  -             530,846               -            -

    Popeye's Chicken Restaurant:
      Starke, Florida                           -             208,910                 -           427,067           -

    Ruby Tuesday's Restaurant:
      London, Kentucky                          -                  -                  -           845,249           -

    Shoney's Restaurant:
      Guadalupe, Arizona                        -                  -                  -           919,322           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        San Diego, California                   -                  -                  -           590,058           -
        Sevierville, Tennessee                  -                  -                  -           531,726           -
                                                          -----------        -----------      -----------     -------

                                                          $   465,242       $ 30,001,317      $ 9,850,526     $     -
                                                          ===========       ============      ===========     =======




                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------


           (j)                  (g)                (g)                (h)              1995           08/96               (h)
           (g)                  (g)                (g)                (h)              1996           12/96               (h)
           (g)                  (g)                (g)                (i)              1996           12/96               (i)
           (g)                  (g)                (g)                (h)              1996           02/97               (h)



           (g)                  (g)                (g)                (h)              1997           08/97               (h)
           (g)                  (g)                (g)                (h)              1997           08/97               (h)
           (g)                  (g)                (g)                (h)              1997           08/97               (h)


           (g)                  (g)                (g)             (h)                 1997           07/97               (h)


           (g)                  (g)                (g)             (i)                 1997           05/97               (i)


           (g)                  (g)                (g)             (h)                 1997           08/97               (h)


           (g)                  (g)                (g)             (h)                 1997           04/97               (h)



           (j)                  (g)                (g)             (h)                 1996           10/96               (h)
           (j)                  (g)                (g)             (h)                 1996           06/96               (h)



                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        ----------------------------------------------------------------

                                December 31, 1997



(a) Transactions in real estate and accumulated depreciation during 1997, 1996 and 1995 are summarized as follows:

                                                                   Accumulated
                                                    Cost (b)      Depreciation
                                                 ------------     ------------

            Properties the Company
              has Invested in Under
              Operating Leases:

                Balance, December 31, 1994       $         -       $         -
                Acquisitions (l)                   19,824,044                -
                Depreciation expense (e)                   -            100,318
                                                 ------------      ------------

                Balance, December 31, 1995         19,824,044           100,318
                Acquisitions (l)                   41,030,498                -
                Depreciation expense (e)                   -            511,078
                                                 ------------      ------------

                Balance, December 31, 1996         60,854,542           611,396
                Acquisitions (1)                  146,879,309                -
                Depreciation expense (e)                   -          1,784,269
                                                 ------------      ------------

                Balance, December 31, 1997       $207,733,851      $  2,395,665
                                                 ============      ============

(b) As of December 31, 1997, 1996 and 1995, the aggregate cost of the Properties owned by the Company and its subsidiary for federal income tax purposes was $248,050,936, $73,144,286 and $21,199,004, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(c)        Property  was  not  placed  in  service  as  of  December  31,  1997;
           therefore, no depreciation was taken.

(d)        Scheduled for completion in 1998.

(e) Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(f)        The  building  portion  of this  Property  is  owned  by the  tenant;
           therefore, depreciation is not applicable.

(g) For financial reporting purposes, certain components of the lease relating to land and/or building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(h) For financial reporting purposes, the portion of this lease relating to the building has been recorded as direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(i) For financial reporting purposes, the lease for the land and building has been recorded as direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

               NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
               ---------------------------------------------------
                            DEPRECIATION - CONTINUED
                            ------------------------

                                December 31, 1997


(j) The Company owns the building only relating to this Property. This Property is subject to a ground lease between the tenant and an unaffiliated third party. In connection therewith, the Company entered into either a tri-party agreement with the tenant and the owner of the land or an assignment of interest in the ground lease with the landlord of the land. The tri-party agreement or assignment of interest each provide that the tenant is responsible for all obligations under the ground lease and provide certain rights to the Company to help protect its interest in the building in the event of a default by the tenant under the terms of the ground lease.

(k) The restaurant on the property in Franklin, Tennessee, was converted from a Kenny Rogers' Roasters restaurant to a Boston Market restaurant in 1996.

(l)      During the years ended  December 31, 1997,  1996 and 1995,  the Company
         (i) incurred acquisition fees totalling $10,011,715, $4,535,685 and $1,730,437, respectively, paid to the Advisor, (ii) purchased land and buildings from affiliates of the Company for an aggregate cost of approximately $5,450,000, $2,610,000 and $6,621,000, respectively, and
         (iii) paid development/construction management fees to affiliates of the Company totalling $369,570 and $159,350 during the years ended December 31, 1997 and 1996, respectively. No development/construction management fees were paid to affiliates during the year ended December 31, 1995. Such amounts are included in land and buildings on operating leases, net investment in direct financing leases and other assets at December 31, 1997, 1996 and 1995.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                   -------------------------------------------

                                December 31, 1997


                                                                                                                        Principal
                                                                                                                         Amount
                                                                                                                        of Loans
                                                                                                                       Subject to
                                                         Final       Periodic              Face        Carrying        Delinquent
                                         Interest      Maturity      Payment    Prior    Amount of     Amount of        Principal
         Description                       Rate          Date         Terms     Liens    Mortgages     Mortgages       or Interest
------------------------------           --------   -------------    --------   -----   -----------   -----------      -----------
Castle Hill Holdings V, L.L.C.
First Mortgages                           10.75%    January, 2016       (1)     $  -    $ 8,475,000   $ 8,700,023      $        -
  Pizza Hut Restaurants:
    Adrian, MI
    Bedford, OH
    Bowling Green, OH
    Cleveland, OH
    Cleveland, OH
    Cleveland, OH
    Defiance, OH
    East Cleveland, OH
    Euclid, OH
    Fairview Park, OH
    Lambertville, MI
    Mayfield Heights, OH
    Middleburg Heights, OH
    Monroe, MI
    North Olmstead, OH
    Norwalk, OH
    Sandusky, OH
    Seven Hills, OH
    Strongsville, OH
    Toledo, OH
    Toledo, OH
    Toledo, OH
    Toledo, OH

Castle Hill Holdings VI, L.L.C.
First Mortgages                           10.75%       June, 2016          (1)       -             3,888,000     4,030,612        -
  Pizza Hut Restaurants:
    Beaver, WV
    Beckley, WV
    Belle, WV
    Bluefield, WV
    Cross Lanes, WV
    Huntington, WV
    Hurricane, WV
    Marietta, OH
    Milton, WV
    Ronceverte, WV

Castle Hill Holdings VII, L.L.C.
First Mortgages                           10.75%    January, 2017          (1)       -             484,000       503,900          -
  Pizza Hut Restaurants:
    Bowling Green, OH
    Toledo, OH

Castle Hill Holdings VII (Phase II), L.L.C.
First Mortgages                           10.50%      April, 2017          (2)       -             4,200,000     4,387,475        -
  Pizza Hut Restaurants:
    Bolivar, OH
    Carrollton, OH
    Dover, OH
    Millersburg, OH
    New Philadelphia, OH
    New Philadelphia, OH
    Steubenville, OH
    Uhrichsville, OH
    Weirton, WV
    Wellsburg, WV
    Wintersville, OH

    Total                                                               $  -    $17,047,000     $17,622,010          (4)      $
                                                                        =====   ===========     ===========                    =====


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

              SCHEDULE IV - NOTES TO MORTGAGE LOANS ON REAL ESTATE
              ----------------------------------------------------

                                December 31, 1997






(1) Equal monthly payments of principal and interest at an annual rate of 10.75%.

(2) Equal monthly payments of principal and interest at an annual rate of 10.50%.

(3)      The tax carrying value of the notes is $17,622,010.

(4)      The changes in the carrying amounts are summarized as follows:

                                            1997          1996          1995
                                         -----------   -----------   ----------

         Balance at beginning of period  $13,389,607   $        -    $        -

         New mortgage loans                4,200,000    12,847,000            -

         Accrued interest                     83,601        35,286            -

         Collection of principal            (250,732)     (133,850)           -

         Deferred financing income           (39,180)      (46,268)           -

         Unamortized loan costs              238,714       687,439            -
                                         -----------   -----------   ----------

         Balance at end of period        $17,622,010   $13,389,607   $        -
                                         ===========   ===========   ==========

                                   ADDENDUM TO
                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES



                       THE FOLLOWING INFORMATION UPDATES
                         AND REPLACES THE CORRESPONDING
                        INFORMATION IN EXHIBIT C TO THE
                           ATTACHED PROSPECTUS, DATED
                               JANUARY 26, 1998.

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL American Realty Fund, Inc., to invest in restaurant properties and hotel properties.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Realty Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL American Realty Fund, Inc., through investment in restaurant properties and hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1997. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1997, of the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1993 and December 1997.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                                      TABLE I
                                     EXPERIENCE IN RAISING AND INVESTING FUNDS




                            CNL Income    CNL Income    CNL Income   CNL Income   CNL Income   CNL Income  CNL Income  CNL American
                            Fund XII,     Fund XIII,     Fund XIV,    Fund XV,     Fund XVI,   Fund XVII,  Fund XVIII, Realty Fund,
                               Ltd.          Ltd.          Ltd.         Ltd.         Ltd.         Ltd.         Ltd.        Inc.
                                                                                                            (Note 1)     (Note 2)

Dollar amount offered      $45,000,000   $40,000,000   $45,000,000  $40,000,000  $45,000,000  $30,000,000
                           ===========   ===========   ===========  ===========  ===========  ===========

Dollar amount raised             100.0%        100.0%        100.0%       100.0%       100.0%       100.0%
                           -----------   -----------   -----------  -----------  -----------  -----------

Less offering expenses:

  Selling commissions
    and discounts                 (8.5)         (8.5)         (8.5)        (8.5)        (8.5)        (8.5)
  Organizational expenses         (3.0)         (3.0)         (3.0)        (3.0)        (3.0)        (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                     (0.5)         (0.5)         (0.5)        (0.5)        (0.5)        (0.5)
                           -----------   -----------   -----------  -----------  -----------  -----------
                                 (12.0)        (12.0)        (12.0)       (12.0)       (12.0)       (12.0)
                           -----------   -----------   -----------  -----------  -----------  -----------
Reserve for operations             --            --            --           --           --           --
                           -----------   -----------   -----------  -----------  -----------  ----------

Percent available for
  investment                      88.0%         88.0%         88.0%        88.0%        88.0%        88.0%
                           ===========   ===========   ===========  ===========  ===========  ===========

Acquisition costs:

  Cash down payment               83.0%         82.5%         82.5%        82.5%        82.5%        83.5%
  Acquisition fees paid
    to affiliates                  5.0           5.5           5.5          5.5          5.5          4.5
  Loan costs                       --            --            --           --           --           --
                           -----------   -----------   -----------  -----------  -----------  ----------

Total acquisition costs           88.0%         88.0%         88.0%        88.0%        88.0%        88.0%
                           ===========   ===========   ===========  ===========  ===========  ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)               --            --            --           --           --           --

Date offering began            9/29/92       3/31/93       8/27/93      2/23/94      9/02/94      9/02/95

Length of offering (in
  months)                            6             5             6            6            9           12

Months to invest 90% of
  amount available for
  investment measured
  from date of offering             11            10            11           10           11           15



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. ("CNL XVIII") each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL XVII commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL XVIII could not commence until the offering of Units of CNL XVII had terminated. CNL XVII terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL XVII, CNL XVIII commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners. The remaining proceeds of $854,241, representing the remaining 85,424 Units were received during the period January 1, 1998 through February 6, 1998, at which time CNL XVIII terminated its offering.

Note     2:  Pursuant  to a  Registration  Statement  on  Form  S-11  under  the
         Securities Act of 1933, as amended, effective July 9, 1997, CNL American Realty Fund, Inc. registered for sale $165,000,000 of shares of common stock. The offering of shares of CNL American Realty Fund, Inc. commenced July 9, 1997.

                                                     TABLE II
                                              COMPENSATION TO SPONSOR


                                 CNL Income  CNL Income  CNL Income   CNL Income   CNL Income  CNL Income  CNL Income  CNL American
                                  Fund XII,  Fund XIII,   Fund XIV,    Fund XV,     Fund XVI,  Fund XVII,  Fund XVIII, Realty Fund,
                                    Ltd.        Ltd.        Ltd.         Ltd.         Ltd.         Ltd.        Ltd.        Inc.
                                                                                                             (Note 1)    (Note 2)
Date offering commenced             9/29/92     3/31/93     8/27/93      2/23/94      9/02/94     9/02/95
Dollar amount raised            $45,000,000 $40,000,000 $45,000,000  $40,000,000  $45,000,000 $30,000,000
                                =========== =========== ===========  ===========  =========== ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                   3,825,000   3,400,000   3,825,000    3,400,000    3,825,000   2,550,000
    Real estate commissions               -           -           -            -            -           -
    Acquisition fees              2,250,000   2,200,000   2,475,000    2,200,000    2,475,000   1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)        225,000     200,000     225,000      200,000      225,000     150,000
                                ----------- ----------- -----------  -----------   ----------  ----------
Total amount paid to sponsor      6,300,000   5,800,000   6,525,000    5,800,000    6,525,000   4,050,000
                                =========== =========== ===========  ===========   ==========  ==========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997                          3,940,072   3,395,200   3,734,726    3,419,967    3,909,781   2,611,191
    1996                          4,089,655   3,494,528   3,841,163    3,557,073    3,911,609   1,340,159
    1995                          3,928,473   3,482,461   3,823,939    3,361,477    2,619,840      11,671
    1994                          3,933,486   3,232,046   2,897,432    1,154,454      212,171           -
    1993                          3,320,549   1,148,550     329,957            -            -           -
    1992                             63,401           -           -            -            -           -
    1991                                  -           -           -            -            -           -
    1990                                  -           -           -            -            -           -
    1989                                  -           -           -            -            -           -
    1988                                  -           -           -            -            -           -
    1987                                  -           -           -            -            -           -
    1986                                  -           -           -            -            -           -
    1985                                  -           -           -            -            -           -
    1984                                  -           -           -            -            -           -
    1983                                  -           -           -            -            -           -
    1982                                  -           -           -            -            -           -
    1981                                  -           -           -            -            -           -
Amount  paid  to  sponsor  from
operations (administrative,
accounting  and
management fees):
    1997                            133,084     121,643     128,536      113,372      129,357     116,077
    1996                            137,966     126,947     134,867      122,391      157,883     107,211
    1995                            109,111     103,083     114,095      122,107      138,445       2,659
    1994                             84,524      83,046      84,801       37,620        7,023           -
    1993                             73,789      27,003       8,220            -            -           -
    1992                              2,031           -           -            -            -           -
    1991                                  -           -           -            -            -           -
    1990                                  -           -           -            -            -           -
    1989                                  -           -           -            -            -           -
    1988                                  -           -           -            -            -           -
    1987                                  -           -           -            -            -           -
    1986                                  -           -           -            -            -           -
    1985                                  -           -           -            -            -           -
    1984                                  -           -           -            -            -           -
    1983                                  -           -           -            -            -           -
    1982                                  -           -           -            -            -           -
    1981                                  -           -           -            -            -           -
Dollar amount of property sales
and  refinancing  before
deducting  payments to sponsor:
    Cash                          1,640,000   1,769,260   3,196,603    3,312,297    1,385,384           -
    Notes                                 -           -           -            -           -            -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions               -           -           -            -            -           -
    Incentive fees                        -           -           -            -            -           -
    Other                                 -           -           -            -            -           -

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. ("CNL XVIII") each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL XVII commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL XVIII could not commence until the offering of Units of CNL XVII had terminated. CNL XVII terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL XVII, CNL XVIII commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners, and 22 properties had been acquired. From commencement of the offering through December 31, 1997, total selling commissions and discounts were $2,902,389, due diligence expense reimbursement fees were $170,729, and acquisition fees were $1,536,559, for a total amount paid to sponsor of $4,609,677. CNL XVIII had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through December 31, 1997, of $1,388,756. CNL XVIII made payments of $113,041 to the sponsor from operations for this period. As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners. The remaining proceeds of $854,241, representing the remaining 85,424 Units were received during the period January 1, 1998 through February 6, 1998, at which time CNL XVIII terminated its offering.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL American Realty Fund, Inc. registered for sale $165,000,000 of shares of common stock. The offering of shares of CNL American Realty Fund, Inc. commenced September 11, 1997. As of December 31, 1997, CNL American Realty Fund, Inc. had sold 1,132,540 shares, representing subscription proceeds of $11,325,402 from the offering, including 106 shares, ($1,056) through the reinvestment plan. From the commencement of the offering through December 31, 1997, total selling commissions and discounts were $849,405, marketing support and due diligence expense reimbursement fees were $56,627, and acquisition fees were $509,643, for a total amount paid to sponsor of $1,415,675. CNL American Realty Fund, Inc. had cash generated from operations for the period October 15, 1997 (the date funds were originally released from escrow) through December 31, 1997, of $22,469. CNL American Realty Fund, Inc. made payments of $6,889 to the sponsor from operations for this period.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XII, LTD.



                                                            1991
                                                          (Note 1)       1992            1993            1994
                                                        ------------  ------------    ------------    --------

Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============






                                                         1995            1996           1997
                                                     ------------    ------------   -------------

Gross revenue                                      $  4,404,792    $  4,264,273   $  4,171,654
Equity in earnings of joint ventures                     81,582         200,499        277,325
Profit (loss) from sale of properties
  (Note 7)                                                    0         (15,355)             0
Interest income                                          84,197          88,286         73,237
Less: Operating expenses                               (228,404)       (279,341)      (249,972)
      Interest expense                                        0               0              0
      Depreciation and amortization                    (327,795)       (315,319)      (320,030)
                                                   ------------    ------------   ------------
Net income - GAAP basis                               4,014,372       3,943,043      3,952,214
                                                   ============    ============   ============
Taxable income
  - from operations                                   3,262,046       3,275,495      3,195,801
                                                   ============    ============   ============
  - from gain (loss) on sale                                  0         (41,506)             0
                                                   ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                     3,819,362       3,951,689      3,806,988
Cash generated from sales (Note 7)                            0       1,640,000              0
Cash generated from refinancing                               0               0              0
                                                   ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                     3,819,362       5,591,689      3,806,988
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       (3,819,362)     (3,870,008)    (3,806,988)
    - from sale of properties                                 0               0              0
    - from return of capital (Note 4)                         0               0              0
    - from cash flow from prior period                   (5,645)              0        (18,020)
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                          (5,645)      1,721,681        (18,020)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0               0              0
    General partners' capital
      contributions                                           0               0              0
    Organization costs                                        0               0              0
    Syndication costs                                         0               0              0
    Acquisition of land and buildings                         0               0        (55,000)
    Investment in direct financing
      leases                                                  0               0              0
    Loan to tenant of joint venture,
      net of repayments                                   7,008           7,741          4,886
    Investment in joint ventures                              0      (1,645,024)             0
    Payment of lease costs                                    0               0        (26,052)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                         0               0              0
    Increase in other assets                                  0               0              0
    Other                                                     0               0              0
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,363          84,398        (94,186)
                                                   ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          72              72             70
                                                   ============    ============   ============
  - from recapture                                            0               0              0
                                                   ============    ============   ============
Capital gain (loss)                                           0              (1)             0
                                                   ============    ============   ============

                                       C-8




                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 3)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period)
  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                        N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.







                                                     1995            1996           1997
                                                 ------------    ------------   ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                85              86             85
  - from capital gain                                      0               0              0
  - from investment income from
      prior period                                         0               0              0
  - from return of capital (Note 3)                        0               0              0
                                                ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                85              86             85
                                                ============    ============   ============
    Source (on cash basis)
    - from sales                                           0               0              0
    - from refinancing                                     0               0              0
    - from operations                                     85              86             85
    - from return of capital (Note 3)                      0               0              0
    - from cash flow from prior period                     0               0              0
                                                ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                85              86             85
                                                ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                            8.60%           8.50%          8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                   227             313            398
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period)
  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                  100%            100%           100%



Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XIII, LTD.



                                                           1992
                                                          (Note 1)         1993            1994            1995
                                                        ------------    -----------    ------------    -----------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                            0               0               0         (29,560)
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4, 5 and 6)                    0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Increase (decrease) in restricted cash                      0               0               0               0
    Loan to tenant                                              0               0               0               0
    Collections on loan to tenant                               0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4, 5 and 6)                          0               0               0               0
                                                     ============    ============    ============    ============




                                                      1996            1997
                                                  ------------    ------------
Gross revenue                                     $  3,685,280    $  3,654,128
Equity in earnings of joint ventures                    60,654         150,417
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                    82,855         (48,538)
Interest income                                         49,820          27,925
Less: Operating expenses                              (253,360)       (354,206)
      Interest expense                                       0               0
      Depreciation and amortization                   (393,434)       (394,099)
                                                  ------------     -----------
Net income - GAAP basis                              3,231,815       3,035,627
                                                  ============     ===========
Taxable income
  - from operations                                  2,972,159       2,470,268
                                                  ============     ===========
  - from gain (loss) on sale                                 0          (9,715)
                                                  ============     ===========
Cash generated from operations
  (Notes 2 and 3)                                    3,367,581       3,273,557
Cash generated from sales (Notes 4, 5 and 6)           550,000         932,849
Cash generated from refinancing                              0               0
                                                  ------------    ------------
Cash generated from operations, sales
  and refinancing                                    3,917,581       4,206,406
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                      (3,367,581)     (3,273,557)
    - from sale of properties                                0               0
    - from cash flow from prior period                 (32,427)       (126,451)
                                                  ------------     -----------
Cash generated (deficiency) after
  cash distributions                                   517,573         806,398
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                          0               0
    General partners' capital
      contributions                                          0               0
    Syndication costs                                        0               0
    Acquisition of land and buildings                        0               0
    Investment in direct financing leases                    0               0
    Investment in joint ventures                             0      (1,482,849)
    Increase (decrease) in restricted cash            (550,000)        550,000
    Loan to tenant                                           0        (196,980)
    Collections on loan to tenant                            0         127,843
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                          0               0
    Increase in other assets                                 0               0
    Other                                                    0               0
                                                  ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                      (32,427)       (195,588)
                                                  ============     ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                         74              61
                                                  ============    ============
  - from recapture                                           0               0
                                                  ============    ============
Capital gain (loss) (Notes 4, 5 and 6)                       0               0
                                                  ============    ============





                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               2
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              18              70              84
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 8)                     0.00%           5.33%           7.56%           8.44%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented (original
  total acquisition cost of properties  retained,
  divided by original total acquisition cost
  of all properties in program) (Notes 4, 5 and 6)            N/A             100%            100%            100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: In October 1997, the partnership sold one of its properties and received net sales proceeds of $932,849, resulting in a loss of $48,538 for financial reporting purposes. In December 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiates of the general partners.

Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.







                                                        1996            1997
                                                   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    78              75
  - from capital gain                                          2               0
  - from investment income from prior
      period                                                   5              10
                                                    ------------    ------------
Total distributions on GAAP basis (Note 7)                    85              85
                                                    ============    ============
  Source (on cash basis)
  - from sales                                                 0               0
  - from refinancing                                           0               0
  - from operations                                           84              82
  - from cash flow from prior period                           1               3
                                                    ------------    ------------
Total distributions on cash basis (Note 7)                    85              85
                                                    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 8)                    8.50%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                           257             342
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented (original
  total acquisition cost of properties  retained,
  divided by original total acquisition cost
  of all properties in program) (Notes 4, 5 and 6)          100%             99%



                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XIV, LTD.



                                                            1992
                                                          (Note 1)       1993            1994            1995
                                                        ------------  ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Note 4)                              0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============







                                                           1996            1997
                                                       ------------    -----------
Gross revenue                                        $  3,999,813    $  3,918,582
Equity in earnings of joint ventures                      459,137         309,879
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0
Interest income                                            44,089          40,232
Less: Operating expenses                                 (246,621)       (262,592)
      Interest expense                                          0               0
      Depreciation and amortization                      (340,089)       (340,161)
                                                      -----------     ------------
Net income - GAAP basis                                 3,916,329       3,665,940
                                                      ===========     ============
Taxable income
  - from operations                                     3,236,329       3,048,675
                                                      ===========     ============
  - from gain on sale                                           0          47,256
                                                      ===========     ============
Cash generated from operations
  (Notes 2 and 3)                                       3,706,296       3,606,190
Cash generated from sales (Note 4)                              0               0
Cash generated from refinancing                                 0               0
                                                      -----------     ------------
Cash generated from operations, sales
  and refinancing                                       3,706,296       3,606,190
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                         (3,706,296)     (3,606,190)
    - from sale of properties                                   0               0
    - from cash flow from prior period                     (6,226)       (106,330)
                                                      -----------     ------------
Cash generated (deficiency) after cash
  distributions                                            (6,226)       (106,330)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0               0
    General partners' capital
      contributions                                             0               0
    Syndication costs                                           0               0
    Acquisition of land and buildings                           0               0
    Investment in direct financing leases                       0               0
    Investment in joint ventures                           (7,500)       (121,855)
    Return of capital from joint venture                        0          51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0               0
    Increase in other assets                                    0               0
    Other                                                       0               0
                                                     ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         (13,726)       (176,235)
                                                      ===========     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            71              67
                                                     ============    ============
  - from recapture                                              0               0
                                                     ============    ============
Capital gain (loss) (Note 4)                                    0               1
                                                     ============    ============





                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    -------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3:  Cash  generated  from  operations  per   this   table   agrees  to cash
         generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity and earnings of unconsolidated joint ventures for 1996.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.







                                                      1996            1997
                                                 ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                 83              81
  - from capital gain                                       0               0
  - from return of capital                                  0               0
  - from investment income from prior
      period                                                0               2
                                                 ------------    ------------
Total distributions on GAAP basis (Note 5)                 83              83
                                                 ============    ============
  Source (on cash basis)
  - from sales                                              0               0
  - from refinancing                                        0               0
  - from operations                                        83              81
  - from cash flow from prior period                        0               2
                                                 ------------    ------------
Total distributions on cash basis (Note 5)                 83              83
                                                 ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                 8.25%           8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                    214             297
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                            100%            100%

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.



                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period
                                                    -------------    ------------   -------------     -----------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint ventures                                0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============



                                                   1997
                                                   ----
Gross revenue                                 $  3,622,123
Equity in earnings of joint ventures               239,249
Profit (Loss) from sale of properties
  (Note 4)                                               0
Interest income                                     46,642
Less: Operating expenses                          (224,761)
      Interest expense                                   0
      Depreciation and amortization               (248,348)
                                               -----------
Net income - GAAP basis                          3,434,905
                                               ===========
Taxable income
  - from operations                              2,856,893
                                               ===========
  - from gain on sale                               47,256
                                               ===========
Cash generated from operations
  (Notes 2 and 3)                                3,306,595
Cash generated from sales (Note 4)                       0
Cash generated from refinancing                          0
                                               -----------
Cash generated from operations, sales
  and refinancing                                3,306,595
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                  (3,280,000)
    - from sale of properties                            0
    - from cash flow from prior period                   0
                                               -----------
Cash generated (deficiency) after cash
  distributions                                     26,595
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                            0
    General partners' capital contra-
      bunions                                            0
    Syndication costs                                    0
    Acquisition of land and buildings                    0
    Investment in direct financing
      leases                                             0
    Investment in joint ventures                         0
    Return of capital from joint venture            51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                        0
    Increase in other assets                             0
    Other                                                0
                                               -----------
Cash generated (deficiency) after cash
  distributions and special items                   78,545
                                               ===========
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     71
                                               ===========
  - from recapture                                       0
                                               ===========
Capital gain (loss) (Note 4)                             1
                                               ===========





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------  --------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                       0           5.00%           7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             167
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of
  each year (period)  presented (original
  total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity and earnings of unconsolidated joint ventures for 1996.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.



                                                           1997
                                                           ----
Cash distributions to investors
  Source (on GAAP basis)                                     82
  - from investment income                                    0
                                                            ----
  - from capital gain                                        82
                                                            ====
Total distributions on GAAP basis (Note 5)

  Source (on cash basis)
  - from sales                                                0
  - from refinancing                                          0
  - from operations                                          82
                                                           -----
Total distributions on cash basis (Note 5)                   82
                                                           =====
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                  8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                          249
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of
  each year (period)  presented (original
  total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program)                                               100%


                                   TABLE III
                    Operating Results of Prior  Programs CNL
                             INCOME FUND XVI, LTD.





                                                     1993
                                                   (Note 1)          1994            1995            1996
                                                 ------------    ------------    ------------    ------------
 Gross revenue                                   $          0    $    186,257    $  2,702,504    $  4,343,390
 Equity in earnings from joint venture                      0               0               0          19,668
 Profit from sale of properties (Notes 4
   and 5)                                                   0               0               0         124,305
 Interest income                                            0          21,478         321,137          75,160
 Less: Operating expenses                                   0         (10,700)       (274,595)       (261,878)
       Interest expense                                     0               0               0               0
       Depreciation and amortization                        0          (9,458)       (318,205)       (552,447)
                                                 ------------    ------------    ------------    ------------
 Net income - GAAP basis                                    0         187,577       2,430,841       3,748,198
                                                 ============    ============    ============    ============
 Taxable income
   - from operations                                        0         189,864       2,139,382       3,239,830
                                                 ============    ============    ============    ============
   - from gain on sale (Notes 4 and 5)                      0               0               0               0
                                                 ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                   0               0               0         775,000
Cash generated from refinancing                             0               0               0               0
                                                 ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                              0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                               0               0               0               0
                                                 ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                               0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                           1,000               0               0               0
    Syndication costs                                       0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                       0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                0        (975,853)     (5,595,236)       (405,937)
    Investment in joint ventures                            0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                          0        (854,154)       (405,569)         (2,494)
    Increase in other assets                                0        (443,625)        (58,720)              0
    Other                                                 (36)        (20,714)         20,714               0
                                                 ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         964       2,982,532       1,004,290      (2,441,583)
                                                 ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                        0              17              53              71
                                                ============    ============    ============    ============
  - from recapture                                         0               0               0               0
                                                ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                        0               0               0               0
                                                ============    ============    ============    ============


                                                   1997
                                                   -----
Gross revenue                                 $  4,308,853
Equity in earnings from joint venture               73,507
Profit from sale of properties (Notes 4
  and 5)                                            41,148
Interest income                                     73,634
Less: Operating expenses                          (272,932)
      Interest expense                                   0
      Depreciation and amortization               (563,883)
                                               ------------
Net income - GAAP basis                          3,660,327
                                               ============
Taxable income
  - from operations                              3,178,911
                                               ============
  - from gain on sale (Notes 4 and 5)               64,912
                                               ============

Cash generated from operations
  (Notes 2 and 3)                                3,780,424
Cash generated from sales (Notes 4 and 5)          610,384
Cash generated from refinancing                          0
                                               ------------
Cash generated from operations, sales
  and refinancing                                4,390,808
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                  (3,600,000)
    - from sale of properties                            0
                                               ------------
Cash generated (deficiency) after cash
  distributions                                    790,808
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                            0
    General partners' capital contri-
      butions                                            0
    Syndication costs                                    0
    Acquisition of land and buildings              (23,501)
    Investment in direct financing
      leases                                       (29,257)
    Investment in joint ventures                  (610,384)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                       0
    Increase in other assets                             0
    Other                                                0
                                               ------------
Cash generated (deficiency) after cash
  distributions and special items                  127,666
                                               ============

TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     70
                                               ============

  - from recapture                                       0
                                               ============

Capital gain (loss) (Notes 4 and 5)                      1
                                               ============





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  0               1              45              76
  - from capital gain                                       0               0               0               0
  - from investment income from
        prior period                                        0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                  0               1              45              76
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                              0               0               0               0
  - from refinancing                                        0               0               0               0
  - from operations                                         0               1              45              76
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)                  0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                 0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                          0               1              46             122
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented
  (original total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.



                                                           1997
                                                           ----
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  80
  - from capital gain                                        0
  - from investment income from
      prior period                                           0
                                                           ----
Total distributions on GAAP basis (Note 6)                  80
                                                           ====
  Source (on cash basis)
  - from sales                                               0
  - from refinancing                                         0
  - from operations                                         80
                                                           ----

Total distributions on cash basis (Note 6)                  80
                                                           ====

Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                  8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                         202
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented
  (original total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             100%

                                   TABLE III
                    Operating Results of Prior  Programs CNL
                             INCOME FUND XVII, LTD.



                                                         1995
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Gross revenue                                        $          0    $  1,195,263    $  2,643,871
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834         100,918
Interest income                                            12,153         244,406          69,779
Less: Operating expenses                                   (3,493)       (169,536)       (181,865)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (387,292)
      Minority interest in income of
        consolidated joint venture                                              0         (41,854)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       2,203,557
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       2,058,601
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       2,495,114
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       2,495,114
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (2,177,584)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         317,530
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Distribution to holder of minority
      interest                                                  0               0         (41,507)
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,740,491)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,130,497)
    Investment in joint ventures                                0        (201,501)     (1,135,681)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (25,444)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0               0
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,477,920)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              69
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============

                                      C-29




                                                         1995
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              73
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              73
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              73
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              73
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%          7.625%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27             100
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of each year
  (period)  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             98%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===================================================================================================

                                                                Selling Price, Net of
                                                         Closing Costs and GAAP Adjustments
                                               ----------------------------------------------------

                                                                    Purchase
                                                   Cash              money    Adjustments
                                                 received  Mortgage mortgage   resulting
                                                  net of   balance   taken       from
                                Date     Date of  closing   at time  back by   application
       Property               Acquired    Sale     costs    of sale  program     of GAAP     Total
===================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA             02/05/87  06/12/92 $1,169,021     0        0        0      $1,169,021
  Wendy's -
    Fairfield, CA             07/01/87  10/03/94  1,018,490     0        0        0       1,018,490
  Wendy's -
    Casa Grande, AZ           12/10/86  08/19/97    795,700     0        0        0         795,700
  Wendy's -
    North Miami, FL (9)       02/18/86  08/21/97    473,713     0        0        0         473,713

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC             05/29/87  07/21/93    746,800     0        0        0         746,800
  Pizza Hut -
    Graham, TX                08/24/87  07/28/94    261,628     0        0        0         261,628
  Golden Corral -
    Medina, OH (11)           11/18/87  11/30/94    825,000     0        0        0         825,000
  Denny's -
    Show Low, AZ (8)          05/22/87  01/31/97    620,800     0        0        0         620,800
  KFC -
    Eagan, MN                 06/01/87  06/02/97    623,882     0   42,000        0         665,882
  KFC -
    Jacksonville, FL          09/01/87  09/09/97    639,363     0        0        0         639,363
  Wendy's -
    Farmington Hills, MI (12) 05/18/87  10/09/97    833,031     0        0        0         833,031
  Wendy's -
    Farmington Hills, MI (13) 05/18/87  10/09/97  1,085,259     0        0        0       1,085,259
  Denny's -
    Plant City, FL            11/23/87  10/24/97    910,061     0        0        0         910,061
  Pizza Hut -
    Mathis, TX                12/17/87  12/04/97    297,938     0        0        0         297,938
  KFC -
    Avon Park, FL             09/02/87  12/10/97    501,975     0        0        0         501,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL               06/02/88  01/10/97    496,418     0        0        0         496,418
  Perkins -
    Bradenton, FL             06/30/88  03/14/97  1,310,001     0        0        0       1,310,001
  Pizza Hut -
    Kissimmee, FL             02/23/88  04/08/97    673,159     0        0        0         673,159
  Burger King -
    Roswell, GA               06/08/88  06/20/97    257,981     0  685,000        0         942,981


===============================================================================
                                       Cost of Properties
                                     Including Closing and
                                          Soft Costs
                             ---------------------------------
                                                                   Excess
                                          Total                  (deficiency)
                                        acquisition              of property
                                       cost, capital            operating cash
                             Original  improvements             receipts over
                             mortgage  closing and                  cash
       Property              financing soft costs (1)   Total   expenditures
==============================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                   0      $955,000  $955,000     $214,021
  Wendy's -
    Fairfield, CA                   0       861,500   861,500      156,990
  Wendy's -
    Casa Grande, AZ                 0       667,255   667,255      128,445
  Wendy's -
    North Miami, FL (9)             0       385,000   385,000       88,713

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                   0       642,800   642,800      104,000
  Pizza Hut -
    Graham, TX                      0       205,500   205,500       56,128
  Golden Corral -
    Medina, OH (11)                 0       743,000   743,000       82,000
  Denny's -
    Show Low, AZ (8)                0       484,185   484,185      136,615
  KFC -
    Eagan, MN                       0       601,100   601,100       64,782
  KFC -
    Jacksonville, FL                0       405,000   405,000      234,363
  Wendy's -
    Farmington Hills, MI (12)       0       679,000   679,000      154,031
  Wendy's -
    Farmington Hills, MI (13)       0       887,000   887,000      198,259
  Denny's -
    Plant City, FL                  0       820,717   820,717       89,344
  Pizza Hut -
    Mathis, TX                      0       202,100   202,100       95,838
  KFC -
    Avon Park, FL                   0       345,000   345,000      156,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                     0       591,362   591,362      (94,944)
  Perkins -
    Bradenton, FL                   0     1,080,500  1,080,500     229,501
  Pizza Hut -
    Kissimmee, FL                   0       474,755   474,755      198,404
  Burger King -
    Roswell, GA                     0       775,226   775,226      167,755


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

=========================================================================================================


                                                                      Selling Price, Net of
                                                              Closing Costs and GAAP Adjustments
                                                    -----------------------------------------------------

                                                                        Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
  Wendy's -
    Mason City, IA               02/29/88  10/24/97    217,040         0        0            0    217,040

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0    712,000
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0    518,650
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0  1,049,550
  Checkers -
    Douglasville, GA             12/08/94  11/07/97    380,695         0        0            0    380,695

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0    960,741
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0    636,788
  KFC -
    Salem, NH                    05/31/89  09/22/97  1,272,137         0        0            0  1,272,137
  Perkins -
    Port St. Lucie, FL           11/14/89  09/23/97  1,216,750         0        0            0  1,216,750
  Hardee's -
    Richmond, VA                 02/17/89  11/07/97    397,785         0        0            0    397,785
  Wendy's -
    Tampa, FL                    02/16/89  12/29/97    805,175         0        0            0    805,175

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0    791,211
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0    638,270
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0    899,503
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0    982,980
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0    349,200
  KFC -
    Whitehall Township, MI       02/26/90  07/09/97    629,888         0        0            0    629,888



                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==================================================================================
                                        Cost of Properties
                                      Including Closing and
                                           Soft Costs
                               ---------------------------------

                                                                     Excess
                                            Total                  (deficiency)
                                         acquisition              of property
                                         cost, capital            operating cash
                               Original  improvements             receipts over
                               mortgage  closing and                  cash
       Property                financing soft costs (1)   Total   expenditures
==================================================================================
  Wendy's -
    Mason City, IA                     0       190,252   190,252         26,788

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                           0       616,501   616,501         95,499
  Burger King -
    Hastings, MI                       0       419,936   419,936         98,714
  Wendy's -
    Tampa, FL                          0       828,350   828,350        221,200
  Checkers -
    Douglasville, GA                   0       363,768   363,768         16,927

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)               0       986,418   986,418         53,582
  Ponderosa -
    St. Cloud, FL (6)                  0       996,769   996,769        134,243
  Franklin National Bank -
    Franklin, TN                       0     1,138,164  1,138,164      (177,423)
  Shoney's -
    Smyrna, TN                         0       554,200   554,200         82,588
  KFC -
    Salem, NH                          0     1,079,310  1,079,310       192,827
  Perkins -
    Port St. Lucie, FL                 0     1,203,207  1,203,207        13,543
  Hardee's -
    Richmond, VA                       0       695,464   695,464       (297,679)
  Wendy's -
    Tampa, FL                          0       657,800   657,800        147,375

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                     0       605,500   605,500        185,711
  Hardee's -
    Heber Springs, AR                  0       532,893   532,893        105,377
  Hardee's -
    Little Canada, MN                  0       821,692   821,692         77,811
  Jack in the Box -
    Dallas, TX                         0       964,437   964,437         18,543
  Denny's -
    Show Low, AZ (8)                   0       272,354   272,354         76,846
  KFC -
    Whitehall Township, MI             0       725,604   725,604        (95,716)


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==========================================================================================================
                                                                      Selling Price, Net of
                                                              Closing Costs and GAAP Adjustments
                                                    ------------------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
  Perkins -
    Naples, FL                   12/26/89  07/09/97  1,487,725         0        0            0  1,487,725
  Burger King -
    Plattsmouth, NE              01/19/90  07/18/97    699,400         0        0            0    699,400
  Shoney's -
    Venice, FL                   08/03/89  09/17/97  1,206,696         0        0            0  1,206,696
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    510,653         0        0            0    510,653

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0  240,000            0    240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0        0            0  1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0        0            0    617,035
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0        0            0    223,590
  KFC -
    Dunnellon, FL                08/02/90  10/07/97    757,800         0        0            0    757,800
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    471,372         0        0            0    471,372

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0        0            0  1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0  240,000            0    240,000
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0  220,000            0    220,000
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0 1,353,775           0  1,353,775

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445         0        0            0    918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0        0            0  1,053,571



                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==================================================================================
                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                 -----------------------------------
                                                                       Excess
                                               Total                  (deficiency)
                                           acquisition              of property
                                           cost, capital            operating cash
                                 Original  improvements             receipts over
                                 mortgage  closing and                  cash
       Property                  financing soft costs (1)   Total   expenditures
====================================================================================
  Perkins -
    Naples, FL                           0     1,083,869  1,083,869       403,856
  Burger King -
    Plattsmouth, NE                      0       561,000   561,000        138,400
  Shoney's -
    Venice, FL                           0     1,032,435  1,032,435       174,261
  Jack in the Box -
    Yuma, AZ (10)                        0       448,082   448,082         62,571

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                           0       560,202   560,202        139,798
  Hardee's -
    St. Paul, MN                         0       742,333   742,333        126,703
  Perkins -
    Florence, SC (3)                     0     1,084,905  1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       233,728   233,728          6,272
  Shoney's -
    Colorado Springs, CO                 0       893,739   893,739        151,170
  Hardee's -
    Hartland, MI                         0       841,642   841,642       (224,607)
  Hardee's -
    Columbus, IN                         0       219,676   219,676          3,914
  KFC -
    Dunnellon, FL                        0       546,333   546,333        211,467
  Jack in the Box -
    Yuma, AZ (10)                        0       413,614   413,614         57,758

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                            0       949,199   949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       238,153   238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)                 0       215,845   215,845          4,155
  Ponderosa -
    Orlando, FL (6)                      0     1,179,210  1,179,210       174,565

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                         0       918,445   918,445              0
  Burger King -
    Alpharetta, GA                       0       713,866   713,866        339,705


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

=========================================================================================================


                                                                     Selling Price, Net of
                                                               Closing Costs and GAAP Adjustments
                                                    -----------------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                    Date    Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186
  Jack in the Box -
    Freemont, CA                 03/26/92  09/23/97  1,366,550         0        0            0  1,366,550

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0  1,044,750

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0    550,000
  Denny's -
    Orlando, FL                  09/01/93  10/24/97    932,849         0        0            0    932,849

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058



                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

======================================================================================
                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                 ----------------------------------

                                                                       Excess
                                               Total                  (deficiency)
                                           acquisition              of property
                                           cost, capital            operating cash
                                 Original  improvements             receipts over
                                 mortgage  closing and                  cash
       Property                  financing soft costs (1)   Total   expenditures
======================================================================================
CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                           0       987,679   987,679         62,507
  Jack in the Box -
    Freemont, CA                         0     1,102,766  1,102,766       263,784

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                     0       818,850   818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                          0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                          0       286,411   286,411              0
  Checkers -
    Richmond, VA                         0       413,288   413,288        136,712
  Denny's -
    Orlando, FL                          0       934,120   934,120         (1,271)

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                        0       339,031   339,031              0
  Checkers -
    Dallas, TX                           0       356,981   356,981              0
  TGI Friday's -
    Woodridge, NJ (7)                    0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                    0       672,746   672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                        0       263,221   263,221              0
  Checkers -
    Leavenworth, KS                      0       259,600   259,600              0
  Checkers -
    Knoxville, TN                        0       288,885   288,885              0
  TGI Friday's -
    Woodridge, NJ (7)                    0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                    0       672,746   672,746         74,312

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES
====================================================================================================================================
                                                                                                              Cost of Properties
                                                                   Selling Price, Net of                    Including Closing and
                                                             Closing Costs and GAAP Adjustments                    Soft Costs
                                                     -------------------------------------------------     ------------------------
                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
====================================================================================================================================
CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000          0       613,838
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0    610,384          0       506,311


==================================================


                                        Excess
                                     (deficiency)
                                    of property
                                    operating cash
                                    receipts over
                                        cash
       Property             Total   expenditures
==================================================
CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI           613,838        161,162
  Checker's -
    Oviedo, FL             506,311        104,073



(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.